                                                                           FINAL

                                                                     EXHIBIT 1.1


                               CENTEX CORPORATION

                                  $400,000,000

                       Senior Medium-Term Notes, Series C
                    Subordinated Medium-Term Notes, Series C

                     Due 9 Months or More from Date of Issue

                             DISTRIBUTION AGREEMENT


                                                               January 27, 2000



Banc One Capital Markets, Inc.
1 Bank One Plaza, Suite IL1-0595
Chicago, Illinois 60670

Banc of America Securities LLC
100 North Tyron Street
Mail Code NC1-007-07-01
Charlotte, North Carolina 28255

Chase Securities Inc.
270 Park Avenue, 8th Floor
New York, New York 10017-2070

Credit Suisse First Boston Corporation
11 Madison Avenue
New York, New York 10010

Morgan Stanley & Co., Incorporated
1585 Broadway
New York, New York. 10036

Warburg Dillon Read LLC
677 Washington Blvd.
Stamford, CT 06901

Ladies and Gentlemen:

         Centex Corporation, a Nevada corporation (the "Company"), confirms its agreement with each of you (individually, an "Agent" and collectively, the "Agents") with respect to the issue and sale from time to time by the Company of its Senior Medium-Term Notes, Series C (the "Senior Notes") and its Subordinated Medium-Term Notes, Series C (the "Subordinated Notes"), each due 9 months or more from date of issue (the Senior Notes and the Subordinated Notes are herein collectively referred to as the "Notes"). The Senior Notes will be issued under a Senior Indenture (the "Senior Indenture") dated as of October 1, 1998, as supplemented by a third Supplemental Indenture thereto dated as of January 27, 2000, and the Subordinated Notes will be issued under a Subordinated Indenture (the "Subordinated Indenture") dated as of March 12, 1987, as supplemented by a sixth Supplemental Indenture thereto dated as of January 27, 2000, as each may be amended, supplemented or modified from time to time. The Senior Indenture and the Subordinated Indenture are individually referred to herein as an "Indenture" and collectively referred to herein as the "Indentures". The Indentures are each between the Company and Chase Bank of Texas, National Association (formerly Texas Commerce Bank National Association), as Trustee (the "Trustee").

         As of the date hereof, the Company has authorized the issuance and sale of up to $400,000,000 aggregate initial offering price of Notes to the Agents as principal or through the Agents as agent pursuant to the terms of this Agreement. It is understood, however, that the Company may from time to time authorize the issuance and sale of additional Notes and that such additional Notes may be sold to or through the Agents pursuant to the terms of this Agreement, all as though the issuance and sale of such Notes were authorized as of the date hereof.

         If Notes are sold by the Company to an Agent as principal, such Agent may purchase as principal for resale to investors and other purchasers in accordance with the provisions of Section 2(a) hereof, and, if requested by such Agent, the Company will enter into a Terms Agreement relating to such sale (each, a "Terms Agreement"). If Notes are sold by the Company directly to investors (as may from time to time be agreed to by the Company and an Agent), such Agent will act as agent of the Company in soliciting purchases of the Notes in accordance with the provisions of Section 2(b) hereof.

         Subject to the terms and conditions stated herein and subject to the reservation by the Company of the right to sell Notes directly on its own behalf, the Company hereby agrees that the Notes will be sold to or through the Agents. The Company hereby appoints each Agent as its agent for the purpose of soliciting and receiving offers to purchase Notes from the Company by others and, on the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, each Agent severally and not jointly agrees to use reasonable best efforts to solicit and receive offers to purchase Notes upon terms acceptable to the Company at such times and in such amounts as the Company shall from time to time specify.

         For purposes of this Agreement, all references to the Registration Statement (as hereinafter defined), any preliminary prospectus, the Prospectus (as hereinafter defined) or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Securities and Exchange Commission (the "SEC") pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

         1. Representations and Warranties. The Company represents and warrants to and agrees with each Agent as of the date hereof, as of the date of each acceptance by the Company of an offer to purchase Notes (whether to an Agent as principal or through an Agent as agent), as of the date of each delivery of Notes (whether to an Agent as principal or through an Agent as agent) (the date of each such delivery being hereinafter referred to as a "Settlement Date") and as of each date the Registration Statement (as hereinafter defined) or the Prospectus (as hereinafter defined) is amended or supplemented (other than by an amendment or supplement providing solely for a change in the interest rates, redemption provisions, amortization schedules, maturities or other similar terms offered on the Notes (whether pursuant to a term sheet or otherwise), and, unless an Agent shall otherwise specify, other than by an amendment or supplement which relates exclusively to an offering of debt securities other than Notes) or there is filed with the SEC any document that is incorporated by reference into the Registration Statement or the Prospectus (each of the times referenced above being referred to as a "Representation Date"), as follows (it being understood that such representations, warranties and agreements shall be deemed to relate to the Registration Statement and the Prospectus, each as amended or supplemented to each such date):

         (a) The Company has filed with the SEC a registration statement (File No. 333-94221) in respect of the Notes in the form heretofore delivered or to be delivered to each Agent (the various parts of such registration statement, the Prospectus, all exhibits thereto (other than the Statements of Eligibility under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act") of a corporation designated to act as Trustee, on Form T-1), each as amended, at the time such registration statement or amendment thereto became effective, being hereinafter collectively called the "Registration Statement") and the Registration Statement (and any further registration statements which may be filed by the Company for the purpose of registering additional Notes, including any registration statement filed pursuant to Rule 462(b) of the regulations to the Securities Act) in such form has been declared effective by the SEC and no stop order suspending the effectiveness of the Registration Statement as amended has been issued and no proceeding for that purpose has been initiated or threatened by the SEC, and any requests on the part of the SEC for additional information have been complied with (any preliminary prospectus included in the Registration Statement as amended being hereinafter called a "Preliminary Prospectus;" the prospectus relating to debt securities of the Company registered pursuant to the Registration Statement (including the Notes) and the prospectus supplement or term sheet relating to any particular issuance of Notes, in the form in which it has most recently been filed, or transmitted for filing, with the SEC on or prior to the date of this Agreement, being hereinafter collectively called the "Prospectus", except that if any revised Prospectus shall be provided to each Agent by the Company for use in connection with the offering of the Notes which is not required to be filed by the Company pursuant to Rule 424(b) under the Securities Act, the term "Prospectus" shall refer to such revised prospectus from and after the time it is first provided to each Agent for such use; any reference herein to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"), as of the date of such Preliminary Prospectus or Prospectus, as the case may be; any reference to any amendment or supplement to the Registration Statement or any part thereof shall be deemed to refer to and include any documents filed after the date of the Registration Statement or any such part thereof under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and incorporated by reference in such amendment or supplement; and any reference to the Prospectus, as amended or supplemented, shall be deemed to refer to the Prospectus as amended or supplemented in relation to the applicable Notes in the form in which it is first filed, or transmitted for filing, with the SEC pursuant to Rule 424 under the Securities Act, including any documents incorporated by reference therein as of the date of such filing or transmission; any references to information "set forth in," "stated in," or "described in" the Registration Statement or the Prospectus or references of like import shall include any information contained in documents incorporated by reference therein);

         (b) The documents incorporated by reference in the Registration Statement, when they were filed or hereafter are filed with the SEC, conformed or when so filed will conform, in all material respects to the requirements of the Exchange Act and the rules and regulations of the SEC thereunder; and any further documents so filed and incorporated by reference in the Prospectus, when such documents are filed with the SEC, will conform in all material respects to the requirements of the Exchange Act and the rules and regulations of the SEC thereunder;

         (c) Each part of the Registration Statement and the Prospectus conformed, and as of the applicable Representation Date will conform, and any amendments or supplements to the Registration Statement or the Prospectus will conform, on the date of filing thereof with the SEC, in all material respects to the requirements of the Securities Act and the Trust Indenture Act, as applicable, and the rules and regulations of the SEC thereunder; the Registration Statement and any amendment thereto, as of the applicable effective date, did not and at each time thereafter at which any amendment to the Registration Statement becomes effective and any Annual Report on Form 10-K is filed by the Company with the SEC as of each Representation Date, will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Prospectus and any supplement thereto, as of the applicable filing date, did not and as of each Representation Date will not, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this section shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Agent expressly for use in the Registration Statement or Prospectus. Each Preliminary Prospectus and the Prospectus delivered to the Agents for use in connection with the offering of the Notes was identical to the electronically transmitted versions thereof filed with the SEC pursuant to EDGAR, except to the extent permitted by Regulation S-T;

         (d) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, resulting in an adverse effect on the business, assets, financial position or prospects of the Company and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise set forth or contemplated in the
Prospectus: (i) there has not been any material change in the capital stock or long-term debt of the Company or any of its subsidiaries; (ii) there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, assets, financial position or prospects of the Company and its subsidiaries, taken as a whole;
(iii) no event has occurred that would result in a material write-down in assets; (iv) there have been no material transactions entered into by the Company, other than those publicly disclosed or in the ordinary course of business; (v) the Company has not repurchased any of its outstanding capital stock; and (vi) there have been no dividends or distributions of any kind declared, paid or made by the Company in respect of its capital stock except for regular cash dividends paid in the ordinary course of business;

         (e) The Company and its subsidiaries have indefeasible title in fee simple to all real property and indefeasible title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as are not material to the business of the Company and its subsidiaries, taken as a whole; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under leases that are valid, subsisting and in full force and effect, with such exceptions as are not material to the business of the Company and its subsidiaries, taken as a whole;

         (f) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Nevada, and each subsidiary of the Company has been duly incorporated as a corporation or organized as a limited liability company, as the case may be, and is validly existing as a corporation or limited liability company, as the case may be, in good standing under the laws of its jurisdiction of incorporation or organization, as the case may be; each of the Company and its subsidiaries has full power and authority (corporate and other) to own its properties and conduct its business as described, or incorporated by reference, in the Prospectus, and has been duly qualified as a foreign corporation, or limited liability company, as the case may be, for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction;

         (g) The Company has an authorized capitalization as set forth, or as incorporated by reference, in the Prospectus, and all of the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and nonassessable; and all of the outstanding shares of capital stock or outstanding interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and nonassessable and (except (i) for directors' qualifying shares, (ii) as set forth on Schedule I hereto and (iii) as otherwise set forth in the Prospectus) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims affecting transferability or voting except as set forth in the Prospectus;

         (h) The Notes have been duly authorized, and, when executed, authenticated, issued and delivered against payment therefor pursuant to this Agreement, the Indentures and any applicable Terms Agreement with respect to such Notes, such Notes will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles, and entitled to the benefits provided by the applicable Indenture, which has been or will be incorporated by reference as an exhibit to the Registration Statement; each Indenture has been duly authorized, and when executed and delivered by the Company will constitute a valid and legally binding instrument, enforceable against the Company in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles; and the Notes and the

Indentures are substantially in the form heretofore delivered to each Agent and will conform in all material respects to the descriptions thereof in the Prospectus;

         (i) The issue and sale of the Notes and the compliance by the Company with all of the provisions of the Notes, the Remarketing Agreement between the Company and any remarketing agent (the "Remarketing Agreement"), the Indentures, this Agreement and any Terms Agreement, and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the Articles of Incorporation, as amended or restated, or the Bylaws of the Company or any statute or order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issuance and sale of the Notes or the consummation by the Company of the other transactions contemplated by this Agreement or the Remarketing Agreement or any Terms Agreement or the Indentures, except such as have been, or will have been prior to any delivery of the Notes, obtained under the Securities Act and the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Notes by the Agents;

         (j) Other than as set forth or contemplated in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the consolidated financial position, stockholders' equity or results of operations of the Company and its subsidiaries; and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

         (k) Arthur Andersen LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants as required by the Securities Act and the rules and regulations of the SEC thereunder;

         (l) The Company has no knowledge of any default in any material obligation to be performed by any party to any agreement to which it or any of its subsidiaries is a party, which default or defaults in the aggregate would have a material adverse effect upon the business, assets, financial position, or prospects of the Company and its subsidiaries, considered as a whole;

         (m) The consolidated financial statements of the Company and its subsidiaries, including accompanying notes, included or incorporated by reference in the Registration Statement and the Prospectus, comply in all material respects with the requirements of the Securities Act and fairly present the consolidated financial position and the consolidated results of the operations of the Company and its subsidiaries at the respective dates and for the respective periods to which they apply, and such financial statements have been prepared in conformity with generally accepted accounting principles, consistently applied throughout the periods involved except as may be expressly stated in the notes thereto. The financial information and statistical data set forth in the Prospectus under the caption "Summary of Selected Financial Data" are fairly presented and prepared on a basis consistent with such consolidated financial statements or the books and records of the Company, as the case may be, unless otherwise stated in the Prospectus;

         (n) Except as described in the Prospectus, the Company and each of its subsidiaries have all necessary licenses, certificates, consents, permits, authorizations, approvals, rights and orders of and from all governmental agencies or bodies having jurisdiction over the Company or any of its subsidiaries to own their respective properties and conduct their respective businesses as described in the Prospectus, the failure to possess or the failure to operate in compliance with which would have a material adverse effect on the business of the Company and its subsidiaries, taken as a whole, and the Company has received no notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially adversely affect the business, assets, financial position or prospects of the Company and its subsidiaries, taken as a whole;

         (o) This Agreement has been duly and validly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, and any Terms Agreement with respect to the Notes, when executed and delivered by the Company, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject, in each case, as to enforcement, to bankruptcy, insolvency, reorganization, and other laws of general applicability relating to or affecting creditors' rights, and to general equity principles, and except to the extent that rights of indemnification hereunder may be limited by applicable laws or equity principles;

         (p) Except as described in the Prospectus, each of the Company and its subsidiaries owns or possesses all of the patents, trademarks, service marks, trade names, copyrights and licenses and rights with respect to the foregoing, necessary for the present conduct of its business, without any known conflict with the rights of others, the result of which conflict would materially and adversely affect the business, assets, financial position or prospects of the Company and its subsidiaries, taken as a whole;

         (q) There are no contracts, indentures, mortgages, loan agreements, notes, bonds, debentures, other evidences of indebtedness, leases or other agreements or instruments of the Company of a character required to be described or referred to in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or referred to or filed as required;

         (r) No labor disturbance exists with the employees of the Company or any of its subsidiaries, or, to the best of the Company's knowledge, is imminent, that would result in a material adverse effect upon the Company and its subsidiaries, taken as a whole, and the Company has not received notice of any existing or imminent labor disturbance by the employees of any of its principal suppliers, that might reasonably be expected to materially adversely affect the business, assets, financial position or prospects of the Company and its subsidiaries, taken as a whole;

         (s) The conditions to the use of a registration statement on Form S-3 under the Securities Act, as set forth in the General Instructions to Form S-3, have been satisfied with respect to the Company and the Registration Statement and Prospectus;

         (t) The Remarketing Agreement, if applicable, has been duly and validly authorized, executed and delivered by the Company and, assuming the Remarketing Agreement has been duly authorized, executed and delivered by the Remarketing Agent (as defined in the Prospectus), will be a valid and legally binding agreement of the Company; and

         (u) Neither the Company nor any of its subsidiaries is required to be registered under the Investment Company Act of 1940, as amended.

         Any certificate signed by any director or officer of the Company and delivered to the Agents or their counsel in connection with an offering of Notes to an Agent as principal or through an Agent as agent shall be deemed a representation and warranty by the Company to such Agent as to the matters covered thereby on the date of such certificate and at each Representation Date subsequent thereto.

         2. Purchases as Principal; Solicitations as Agent.

         (a) No Agent shall have any obligation to purchase Notes from the Company as principal, but an Agent may agree from time to time to purchase Notes as principal. Each sale of Notes to an Agent as principal shall be made in accordance with the terms of this Agreement, except as otherwise agreed by such Agent and the Company, and, if requested by such Agent, the Company will enter into a Terms Agreement that will provide for the sale of such Notes to and the purchase thereof by such Agent. Each Terms Agreement will be either (i) substantially in the form of Exhibit A (in the case of Senior Notes) or Exhibit B (in the case of Subordinated Notes) hereto, (ii) in the form of an exchange of any form of written telecommunication between an Agent and the Company or (iii) an oral agreement between an Agent and the Company confirmed in writing by such Agent to the Company.

         Each agreement by an Agent to purchase Notes as principal (whether or not set forth in a Terms Agreement) shall specify the principal amount of Notes to be purchased by such Agent pursuant thereto, the maturity date of such Notes, the price to be paid to the Company for such Notes, the interest rate and interest rate formula, if any, applicable to such Notes and any other terms of such Notes. Each such agreement shall also specify any requirement for officers' certificates, opinions of counsel and letters from the independent public accountants to the Company pursuant to Sections 5 and 6 hereto.

         Each Terms Agreement shall specify the time and place of delivery of and payment for such Notes. With respect to each sale of Notes to an Agent as principal that is not made pursuant to a Terms Agreement, the procedural details relating to the issue and delivery of such Notes and the payment therefor shall be as set forth in the Administrative Procedures (as hereinafter defined).

         Each purchase of Notes by an Agent as principal, unless otherwise agreed, shall be at a discount from the principal amount of each such Note equivalent to the applicable commission set forth in Subsection (b) hereof. Each Agent may engage the services of any other broker or dealer in connection with the resale of any Notes purchased by such Agent as principal and may allow all or any portion of the discount received in connection with such purchases from the Company to such brokers and dealers.

         (b) If agreed upon by an Agent and the Company, such Agent, acting solely as agent for the Company and not as principal, will solicit purchasers of the Notes. In connection with the Agents' actions as agents hereunder, each Agent agrees to use reasonable best efforts to solicit offers to purchase Notes from the Company upon the terms and conditions set forth in the Prospectus (and any supplement thereto) and in the Administrative Procedures. In soliciting offers to purchase the Notes as agents, each Agent is acting solely as an agent for the Company, and not as a principal, and does not assume any obligation toward or relationship of agency or trust with any purchaser of Notes. Each Agent shall make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes has been solicited by such Agent and accepted by the Company, but no Agent shall have any liability to the Company in the event any such purchase is not consummated for any reason. If the Company shall default in its obligations to deliver Notes to a purchaser whose offer it has accepted, the Company shall hold each Agent harmless against any loss, claim, damage or liability arising from or as a result of such default and shall, in particular, pay to each Agent the commission each Agent would have received had such sale been consummated.

         The Company may appoint additional agents in connection with the offering of the Notes; provided that (i) the Company promptly notifies each Agent of such appointment and (ii) the commission paid to any such additional agent with respect to the sale of Notes by the Company as a result of a solicitation made by such additional agent is the same as that percentage specified below of the aggregate principal amount of such Notes sold by the Company; and provided further that, unless the appointment of such additional agent is expressly limited to the solicitation of offers to purchase a specified principal amount of Notes on specified terms, such additional agent enters into an agreement with the Company making such agent an Agent under this Agreement or enters into an agreement with the Company on terms which are substantially similar to those contained in this Agreement, which agreement shall include appropriate changes to reflect the arrangements between the Company and such additional agent. The Company may from time to time offer Notes for sale otherwise than through an Agent.

         No Agent is authorized to appoint sub-agents with respect to Notes sold through an Agent as agent.

         The Company reserves the right, in its sole discretion, to instruct the Agents to suspend at any time, for any period of time or permanently, the solicitation of offers to purchase Notes (other than Notes held by the Agents that were purchased from the Company as principal). As soon as practicable after receipt of instructions from the Company, each Agent will forthwith suspend solicitations of offers to purchase Notes from the Company until such time as the Company has advised the Agents that such solicitation may be resumed. While such solicitation is suspended, the Company shall not be required to deliver any certificates, opinion or letter in accordance with Sections 6(a), (b) and (c); provided, however, that if the Registration Statement or the Prospectus is amended or supplemented during the period of suspension (other than by an amendment or supplement providing solely for a change in the interest rates of the Notes or for a change the Agents deem to be immaterial), no Agent shall be required to resume soliciting offers to purchase Notes until the Company has delivered such certificates, opinions and letters an Agent may request. The Company also reserves the right to sell Notes directly to purchasers in those jurisdictions in which it is authorized to do so.

         Except as otherwise agreed, the Company agrees to pay to each Agent, as consideration for the sale of each Note resulting from a solicitation made or an offer to purchase received by such Agent, a commission in the form of a discount from the purchase price of such Note equal to the following percentage of the principal amount of such Note:

         Term*                                                      Commission Rate
         ----                                                       ---------------
From 9 months to less than 1 year                                         .125%
From 1 year to less than 18 months                                        .150%
From 18 months to less than 2 years                                       .200%
From 2 years to less than 3 years                                         .250%
From 3 years to less than 4 years                                         .350%
From 4 years to less than 5 years                                         .450%
From 5 years to less than 6 years                                         .500%
From 6 years to less than 7 years                                         .550%
From 7 years to less than 10 years                                        .600%
From 10 years to less than 15 years                                       .625%
From 15 years to less than 20 years                                       .700%
From 20 years to 30 years                                                 .750%
Greater than 30 years                                      To be  agreed  to by the  Company  and  each
                                                           Agent at time of sale.

---------------
* Or Initial Rate Period, in the case of Remarketed Notes.

         Each Agent shall communicate to the Company, orally or in writing, each offer to purchase Notes received by an Agent as agent that in such Agent's judgment should be considered by the Company. The Company shall have the sole right to accept offers to purchase Notes and may reject any offer in whole or in part. Each Agent shall have the right to reject any offer to purchase Notes that such Agent considers to be unacceptable, and any such rejection shall not be deemed a breach of such Agent's agreements contained herein.

         Delivery of Notes sold through an Agent as agent shall be made by the Company to such Agent for the account of any purchaser against payment therefor in immediately available funds. In the event that a purchaser shall fail either to accept delivery of or to make payment for a Note on the date fixed for settlement, an Agent shall promptly notify the Company and deliver such Note to the Company and if such Agent has theretofore paid the Company for such Note, the Company will promptly return such funds to such Agent. If such failure occurred for any reason other than default by an Agent in the performance of its obligations hereunder, the Company will reimburse such Agent on an equitable basis for its loss of the use of the funds for the period such funds were credited to the Company's account.

         (c) The Company and each Agent agree that any Notes purchased by an Agent shall be purchased, and any Notes the placement of which an Agent arranges as agent shall be placed by such Agent, in reliance on the representations, warranties, agreements and covenants of the Company contained herein and on the terms and conditions and in the manner provided herein.

         (d) The purchase price, interest rate or formula, maturity date and other terms of the Notes (as applicable) shall be agreed upon by the Company and each Agent and specified in a pricing supplement to the Prospectus (each, a "Pricing Supplement") to be prepared in connection with each sale of Notes. Except as otherwise specified in the applicable Pricing Supplement, the Notes will be issued in denominations of U.S. $1,000, except for Remarketed Notes which will be issued in minimum denominations of $100,000, or any larger amount that is an integral multiple thereof. Each Agent and the Company agree to perform the respective duties and obligations specifically provided to be performed in the Medium-Term Notes Administrative Procedures (attached hereto as Exhibit C) (the "Administrative Procedures"), as amended from time to time. The Administrative Procedures may be amended only by written agreement of the Company, each Agent and the Trustee. The Company will furnish to the Trustee a copy of the Administrative Procedures as from time to time in effect. The Company agrees to cause the Trustee to agree to perform the duties and obligations specifically provided to be performed by the Trustee in such Administrative Procedures.

         3. Agreements. The Company agrees with each Agent that:

         (a) The Company will notify each Agent immediately, and confirm such notice in writing, of (i) the effectiveness of any amendment to the Registration Statement, (ii) the transmittal to the SEC for filing of any amendment or supplement to the Prospectus or any document to be filed pursuant to the Exchange Act which will be incorporated by reference in the Prospectus (other than any amendment, supplement or document relating solely to securities other than the Notes), (iii) the receipt of any comments from the SEC with respect to the Registration Statement or the Prospectus, (iv) any request by the SEC for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (v) the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

         (b) The Company will give each Agent notice of its intention to file or prepare any additional registration statement with respect to the registration of additional Notes, any amendment to the Registration Statement or any amendment or supplement to the Prospectus (other than an amendment or supplement providing solely for a change in the interest rates or formula applicable to the Notes or relating solely to the issuance and/or offering of securities other than the Notes), whether by the filing of documents pursuant to the Exchange Act, the Securities Act or otherwise, and will furnish each Agent with copies of any such amendment or supplement or other documents proposed to be filed or prepared a reasonable time in advance of such proposed filing or preparation, as the case may be, and will not file any such amendment or supplement or other documents in a form to which an Agent or its counsel shall reasonably object.

         (c) The Company will deliver to the Agents as many signed and conformed copies of the Registration Statement (as originally filed) and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated by reference in the Prospectus) as the Agents may reasonably request. The Company will furnish to the Agents as many copies of the Prospectus as the Agents shall reasonably request so long as the Agents are required to deliver a Prospectus in connection with sales or solicitations of offers to purchase the Notes.

         (d) The Company will prepare, with respect to any Notes to be sold to or through an Agent pursuant to this Agreement, a Pricing Supplement with respect to such Notes in a form previously approved by such Agent and will file such Pricing Supplement pursuant to Rule 424(b)(3) under the Securities Act not later than the close of business of the SEC on the second business day after the date on which such Pricing Supplement is first used.

         (e) Except as otherwise provided in subsection (m) of this Section, if at any time during the term of this Agreement any event shall occur or condition exist as a result of which it is necessary, in the reasonable opinion of your counsel or counsel for the Company, to further amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of either such counsel, to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the Securities Act or the regulations to the Securities Act, immediate notice shall be given, and confirmed in writing, to each Agent to cease the solicitation of offers to purchase the Notes in such Agent's capacity as agent and to cease sales of any Notes an Agent may then own as principal pursuant to an agreement by such Agent to purchase Notes as principal, and the Company will promptly prepare and file with the SEC such amendment or supplement, whether by filing documents pursuant to the Exchange Act, the Securities Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement and Prospectus comply with such requirements.

         (f) Except as otherwise provided in subsection (m) of this Section, if reasonably requested by an Agent, on or prior to the date on which there shall be released to the general public interim financial statement information related to the Company with respect to each of the first three quarters of any fiscal year or preliminary financial statement information with respect to any fiscal year, the Company shall, to the extent lawful under the rules and regulations of the SEC, furnish such information to such Agent, confirmed in writing. The Company shall cause the Prospectus to be amended or supplemented to include or incorporate by reference financial information with respect thereto and corresponding information for the comparable period of the preceding fiscal year, as well as such other information and explanations as shall be necessary for an understanding thereof or as shall be required by the Securities Act or the regulations to the Securities Act.

         (g) Except as otherwise provided in subsection (m) of this Section, if reasonably requested by an Agent, on or prior to the date on which there shall be released to the general public financial information included in or derived from the audited financial statements of the Company for the preceding fiscal year, the Company shall furnish, to the extent lawful under the rules and regulations of the SEC, such information to such Agent, confirmed in writing, and shall cause the Registration Statement and the Prospectus to be amended or supplemented, whether by the filing of documents pursuant the Exchange Act, the Securities Act or otherwise, to include or incorporate by reference such audited financial statements and the report or reports, and consent or consents to such inclusion or incorporation by reference, of the independent accountants with respect thereto, as well as such other information and explanations as shall be necessary for an understanding of such financial statements or as shall be required by the Securities Act or the Securities Act Regulations.

         (h) The Company will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 under the Securities Act) covering each twelve-month period beginning, in each case, not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in such Rule 158) of the Registration Statement with respect to each sale of Notes.

         (i) The Company will endeavor, in cooperation with the Agents, to qualify the Notes for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Agents may designate, and will maintain such qualifications in effect for as long as may be required for the distribution of the Notes; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Notes have been qualified as above provided. The Company will promptly advise the Agents of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any such state or jurisdiction or the initiating or threatening of any proceeding for such purpose.

         (j) The Company, during the period when a Prospectus is required to be delivered under the Securities Act or the Exchange Act, will file promptly all documents required to be filed with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act within the time periods prescribed by the Exchange Act and the Exchange Act Regulations.

         (k) During the term of this Agreement, the Company shall furnish to the Agents such relevant documents and certificates of officers of the Company relating to the business, operations and affairs of the Company, the Registration Statement, the Prospectus, any amendments or supplements thereto, the Indentures, the Notes, this Agreement, any Terms Agreement, the Administrative Procedures and the performance by the Company of its obligations hereunder or thereunder as the Agents may from time to time reasonably request and shall notify the Agents promptly in writing of any change in the rating accorded any of the Company's debt securities by any "nationally recognized statistical rating organization", as such term is defined for purposes of Rule 436(g)(2) under the Securities Act or the public announcement by any nationally recognized statistical rating organization that it has under surveillance or review, with possible negative implications, its rating of any debt securities of the Company.

         (l) Between the date of any agreement by an Agent to purchase Notes as principal and the Settlement Date with respect to such agreement, the Company will not, without such Agent's prior consent (which consent will not be unreasonably withheld), offer or sell, or enter into any agreement to sell, any debt securities of the Company (other than the Notes that are to be sold pursuant to such agreement and bank borrowings and commercial paper in the ordinary course of business), except as may otherwise be provided in such agreement.

         (m) The Company shall not be required to comply with the provisions of subsection (e), (f) or (g) of this Section during any period from the time (i) an Agent shall have suspended solicitation of purchases of the Notes in its capacity as agent pursuant to a request from the Company and (ii) an Agent shall not then hold any Notes as principal purchased pursuant to an agreement by such Agent to purchase Notes as principal, to the time the Company shall determine that solicitation of purchases of the Notes should be resumed or shall subsequently enter into a new agreement with such Agent for such Agent to purchase Notes as principal.

         4. Payment of Expenses. The Company covenants and agrees with the Agents that the Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement including:

                 (i) the preparation and filing of the Registration Statement and all amendments thereto and the Prospectus and any amendments or supplements thereto;

                 (ii) the preparation, filing and reproduction of this Agreement and any Terms Agreements;

                 (iii) the preparation, printing, issuance and delivery of the Notes, including any fees and expenses relating to the use of book-entry notes;

                 (iv) the fees and disbursements of the Company's accountants and counsel, of the Trustee and its counsel, and of any Calculation Agent;

                 (v) the reasonable fees and disbursements of your counsel incurred in connection with the establishment of the program relating to the Notes and incurred from time to time in connection with the transactions contemplated hereby;

                 (vi) the qualification of the Notes under state securities laws in accordance with the provisions of Section 3(h) hereof, including filing fees and the reasonable fees and disbursements of your counsel in connection therewith and in connection with the preparation of any Blue Sky Survey and any Legal Investment Survey;

                 (vii) the preparation and delivery to each Agent in quantities as hereinabove stated of copies of the Registration Statement and any amendments thereto, and of the Prospectus and any amendments or supplements thereto, and the delivery by each Agent of the Prospectus and any amendments or supplements thereto in connection with solicitations or confirmations of sales of the Notes;

                 (viii) the preparation, reproducing and delivery to each Agent of copies of the Indentures and all supplements and amendments thereto;

                 (ix) any fees charged by rating agencies for the rating of the Notes;

                 (x) the fees and expenses incurred in connection with the listing of the Notes on any securities exchange if the Company agrees to list the Notes;

                 (xi) the fees and expenses, if any, incurred with respect to any filing with the National Association of Securities Dealers, Inc.;

                 (xii) any advertising and other out-of-pocket expenses an Agent incurs with the approval of the Company; and

                 (xiii) the cost of providing any CUSIP or other identification numbers for the Notes.

         It is understood, however, that, except as provided in this Section and
Section 7 hereof, each Agent will pay all of its own costs and expenses, transfer taxes on resale of any of the Notes by an Agent, and any advertising expenses connected with any offers an Agent may make as principal.

         5. Conditions of Obligations. The obligation of the Agents to purchase Notes as principal pursuant to any Terms Agreement or otherwise, the Agents' obligation to solicit offers to purchase Notes as agent of the Company and the obligation to purchase Notes of any purchaser of Notes sold through an Agent as agent will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of the Company's officers made in each certificate furnished pursuant to the provisions hereof and to the performance and observance by the Company of all covenants and agreements herein contained on its part to be performed and observed (in the case of an Agent's obligation to solicit offers to purchase Notes, at the time of such solicitation and, in the case of an Agent's or any other purchaser's obligation to purchase Notes, at the time the Company accepts the offer to purchase such Notes and at the time of purchase) and (in each case) to the following additional conditions precedent:

         (a) At the time of such solicitation in the case of (i), (ii) and (v) below, or the time of such purchase, with respect to (i) to (v), as the case may be:

                 (i) There shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations, of the Company and its subsidiaries, taken as a whole, from that set forth in the Registration Statement (exclusive of any amendment thereto filed with the SEC after the date of the Terms Agreement (in the case of a purchase of Notes by an Agent as principal) or after the date upon which the purchaser became obligated to purchase the Notes (in the case of a purchase of Notes through an Agent as agent)) that, in each Agent's reasonable judgment, is material and adverse and that makes it, in each Agent's reasonable judgment, impracticable to market the Notes except, in the case of any purchase of Notes, as disclosed to each Agent in writing by the Company before an Agent or such other purchaser accepted the offer to purchase such Notes.

                 (ii) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the SEC; and all requests for additional information on the part of the SEC shall have been complied with to each Agent's reasonable satisfaction.

                 (iii) There shall not have occurred any (A) suspension or material limitation of trading generally on or by, as the case may be, the New York Stock Exchange, the American Stock Exchange or the National Association of Securities Dealers, Inc., (B) suspension of trading of any securities of the Company on any exchange or in the over-the-counter market, (C) declaration of a general moratorium on commercial banking activities in New York or Texas by either federal, New York State or Texas authorities or declaration of a banking moratorium by the relevant authorities in the country or countries of origin of foreign currency or currencies in which the Notes are denominated or payable or (D) outbreak or escalation of hostilities or change in financial markets or any calamity or crisis that, in each Agent's judgment, is material and adverse and, in the case of any of the events described in clauses (iii)(A) through (D), such event, singly or together with any other such event, makes it, in each Agent's judgment, impracticable to market the Notes or to enforce contracts for the sale of the Notes on the terms and in the manner contemplated in the Prospectus, as amended or supplemented, except, in the case of any purchase of Notes, for any such event occurring before the Company accepted the offer to purchase such Notes.

                 (iv) The rating assigned by any "nationally recognized statistical rating organization", as that term is defined for purposes of Rule 436(g)(2) under the Securities Act, to any debt securities of the Company shall not have been lowered nor shall any such rating agency have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any debt securities of the Company.

                 (v) There shall have not come to an Agent's attention any facts which would cause such Agent to believe that the Prospectus, at the time it was required to be delivered to a purchaser of Notes, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time of delivery, not misleading. As used in this clause, "Prospectus" means the Prospectus in the form first provided to each Agent for use in confirming sales of the related Notes.

         (b) On the date hereof and, if called for by any agreement by an Agent to purchase Notes as principal, on the corresponding Settlement Date, each Agent shall have received:

                  (A) The opinion, dated as of such date, of Raymond G. Smerge, Executive Vice President, Chief Legal Officer and Secretary (as to (i) through (vi) and (ix), (x) and (xiii) below) and Baker Botts L.L.P, special counsel for the Company (as to (vii), (viii), (xi), (xii),
         (xiv) and (xv) below) to the effect that:

                      (i) The Company has been duly incorporated and is validly
                  existing as a corporation in good standing under the laws of the State of Nevada, with full corporate power and authority to own its properties and conduct its business as described in the Prospectus and to perform its obligations under this Agreement;

                      (ii) The Company has an authorized capitalization as set
                  forth in the Prospectus, as amended or supplemented, and all of the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and nonassessable;

                      (iii) The Company has been duly qualified as a foreign
                  corporation for the transaction of business and is in good standing under the laws of each jurisdiction in which the failure to so qualify would have a material adverse effect upon the Company and its subsidiaries, taken as a whole (such counsel being entitled to rely in respect of the opinion in this clause upon certificates issued by various state authorities as deemed necessary by such counsel);

                      (iv) Each subsidiary of the Company has been duly
                  incorporated or organized as a limited liability company and is validly existing as a corporation or limited liability company, as the case may be, in good standing under the laws of its jurisdiction of incorporation or organization, as the case may be, except where the failure to be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; each subsidiary of the Company has been duly qualified as a foreign corporation or limited liability company, as the case may be, for the transaction of business and is in good standing under the laws of each jurisdiction in which the failure to so qualify would have a material adverse effect upon the Company and its subsidiaries, taken as a whole (such counsel being entitled to rely in respect of the opinion in this clause upon certificates issued by various state authorities as deemed necessary by such counsel); and all of the outstanding shares of capital stock or outstanding interests of each such subsidiary have been duly and validly authorized and issued, are fully paid and nonassessable, and (except (i) for directors' qualifying shares, (ii) as set forth in Schedule I hereto, and (iii) as otherwise set forth in the Prospectus) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims affecting transferability or voting;

                      (v) To the best of such counsel's knowledge and other than as set forth or contemplated, or incorporated by reference, in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, individually or in the aggregate, could reasonably be expected to have a material adverse effect on the business, assets, financial position or prospects of the Company and its subsidiaries, taken as a whole; and, to the best of such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

                      (vi) This Agreement and any applicable Terms Agreement
                  with respect to the Notes have been duly authorized, executed and delivered by the Company.

                      (vii) The Notes, in the form(s) certified by the Company
                  as of the date hereof, will be duly authorized for issuance, offer and sale pursuant to this Agreement when the Pricing Committee of the Board of Directors of the Company has fixed and determined the terms of the Notes to be issued and sold and the Notes, when authorized as aforesaid and when issued, authenticated and delivered in accordance with this Agreement, any applicable Terms Agreement and the applicable Indenture and duly paid for by the purchasers thereof in accordance with this Agreement, any applicable Terms Agreement and the applicable Indenture, will constitute valid and legally binding obligations of the

                  Company entitled to the benefits provided by the applicable Indenture and enforceable against the Company in accordance with their respective terms, subject to the Enforceability Exceptions (as hereinafter defined); and the Notes and the Indentures conform in all material respects to the descriptions thereof under the captions "Description of Notes" and "Description of Debt Securities" in the Prospectus;

                      (viii) Each of the Indentures has been duly authorized,
                  executed and delivered by the Company and (assuming the due authorization, execution and delivery of each such Indenture by the Trustee) constitutes a valid and legally binding instrument enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions; and each of the Indentures has been qualified under the Trust Indenture Act;

                      (ix) The Remarketing Agreement, if applicable, has been
                  duly and validly authorized, executed and delivered by the Company and, assuming the Remarketing Agreement has been duly authorized, executed and delivered by the Remarketing Agent, will be a valid and legally binding agreement of the Company;

                      (x) The issue and sale of the Notes and the compliance by
                  the Company with all of the provisions of the Notes, any Remarketing Agreement, if applicable, the Indentures, and this Agreement and any applicable Terms Agreement and the consummation of the transactions herein and therein contemplated will not violate or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, except for any such violation, breach or default that would not have a material adverse effect on the Company and its subsidiaries taken as a whole, nor will such action result in any violation of the provisions of the Articles of Incorporation, as amended or restated, or the Bylaws of the Company or any statute or order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties;

                      (xi) To such counsel's knowledge, no consent, approval,
                  authorization, order, registration or qualification of or with any court or governmental agency or body of the United States of America or the States of Texas or Nevada is required for the performance by the Company of its obligations under this Agreement, for the issue and sale of the Notes or the consummation of the other transactions contemplated by this Agreement, any Terms Agreement, the Remarketing Agreement or the Indentures, except such as have been obtained under the Securities Act and the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Notes by or through each Agent;

                      (xii) To such counsel's knowledge, no proceedings for a
                  stop order with respect to the Registration Statement are pending or threatened under the Securities Act;

                      (xiii) The documents incorporated by reference in the
                  Prospectus, as amended or supplemented (other than the financial statements and related schedules therein, as to which such counsel need express no opinion), when they became effective or were filed with the SEC, as the case may be, and as of the date this opinion is delivered, complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the SEC thereunder; nothing has come to the attention of such counsel that would cause such counsel to believe that any of such documents, when they became effective or were so filed, as the case may be (other than the financial statements and related schedules therein, as to which such counsel need express no belief), and as of the date this opinion is delivered contained, in the case of a registration statement that became effective under the Securities Act, an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein not misleading, and, in the case of other documents that were filed under the Securities Act or the Exchange Act with the SEC, an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made when such documents were so filed, not misleading; and such counsel does not know of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be incorporated by reference into the Prospectus or required to be described in the Registration Statement or the Prospectus that are not filed or incorporated by reference or described as required; and

                      (xiv) The Registration Statement and the Prospectus, as
                  amended or supplemented, if applicable (except for (1) the financial statements (including the notes thereto and the auditors' reports thereon) included or incorporated by reference therein, and (2) the other financial information included or incorporated by reference therein, as to which such counsel need express no opinion) appear on their face to, comply as to form in all material respects with the Securities Act and the rules and regulations of the SEC thereunder; and

                      (xv) Such counsel shall also state, in a separate
                  paragraph, the following: "such counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants of the Company and your representatives at which the contents of the Registration Statement and the Prospectus and related matters were discussed. Although such counsel did not independently verify, is not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus or the responsiveness of such statements to legal requirements (except to the extent stated in the last clause of paragraph (vii) and paragraph (xiv) above), such counsel advises you that, on the basis of the foregoing (relying in part as to materiality upon officers and other representatives of the Company), no facts have come to such counsel's attention which lead such counsel to believe that the Registration Statement (other than (i) the financial statements (including the notes thereto and the auditors' reports thereon) included therein, and (ii) the other financial information included therein, as to which such counsel has not been asked to comment), as of the time it became effective (or if an amendment to the Registration Statement or an Annual Report on Form 10-K has been filed by the Company with the SEC subsequent to the effectiveness of the Registration Statement, then at the time such amendment became effective or at the time of the most recent such filing, as the case may be), contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (other than (i) the financial statements (including the notes thereto and the auditors' report thereon) included therein and (ii) the other financial information included therein, as to which such counsel has not been asked to comment), as of the issue date thereof and as of the date of such counsel's letter, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading."

                  "Enforceability Exceptions" shall mean (i) applicable bankruptcy, receivership, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting the enforcement of the rights and remedies of creditors or parties to executory contracts generally; (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity) and the exercise of equitable powers by a court of competent jurisdiction (and no opinion need be given as to the availability of any specific equitable relief or equitable remedies); and (iii) applicable law or public policy limiting the enforcement of provisions providing for the indemnification of a party.

                  (B) The opinion, dated as of such date, of Milbank, Tweed, Hadley & McCloy LLP, your special counsel, covering the incorporation of the Company, the validity of the Remarketing Agreement, if applicable, the Indentures, the Notes, the Registration Statement, the Prospectus, as amended or supplemented, and other related matters as the Agents may reasonably request.

         (c) On the date hereof and, if called for by any Terms Agreement, on the corresponding Settlement Date, each Agent shall have received a certificate, dated as of the date hereof or the Settlement Date, as the case may be, signed by (i) the Chairman, Vice Chairman, President or any Vice President and (ii) the Chief Financial Officer or Treasurer of the Company to the effect that (x) the representations and warranties of the Company contained herein are true and correct as of such date and the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied on or before such date and (y) none of the conditions referred to in Section 5(a) exist.

         The officer signing and delivering such certificate may rely upon the best of his knowledge as to proceedings threatened.

         (d) On the date hereof and, if required by any Terms Agreement, on the corresponding Settlement Date, the Company's independent public accountants shall have furnished to the Agents a letter or letters, dated as of the date hereof or such Settlement Date, as the case may be, in form and substance satisfactory to the Agents containing statements and information of the type ordinarily included in accountant's "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Registration Statement and the Prospectus.

         (e) On the date hereof and on each Settlement Date, the Company shall have furnished to the Agents such appropriate further information, certificates, documents and opinions as the Agents may reasonably request or as the Agents' counsel may reasonably require for purposes of rendering the opinion referred to in Section 5(b)(B) and in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of Notes as herein contemplated shall be reasonably satisfactory in form and substance to each Agent and its counsel.

         (f) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, as amended or supplemented, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, as amended or supplemented, and (ii) since the respective dates as of which information is given in the Prospectus, as amended or supplemented, there shall not have been any material change in the capital stock, outstanding interests (other than through exercise of employee stock options) or long-term debt of the Company and any of its subsidiaries, taken as a whole (other than borrowings and repayments made in the ordinary course of business), or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your reasonable judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or delivery of the Notes on the terms and in the manner contemplated in the Prospectus, as amended or supplemented;

         (g) Subsequent to the date of any Terms Agreement relating to the Notes, the rating assigned by any "nationally recognized statistical rating organization," as that term is defined for purposes of Rule 436(g)(2) under the Securities Act, to any debt securities of the Company shall not have been lowered nor shall any such rating agency have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any debt securities of the Company;

         (h) Subsequent to the date of any Terms Agreement relating to the Notes, there shall not have occurred any of the following: (i) a suspension or material limitation in trading generally on or by, as the case may be, the New York Stock Exchange, the American Stock Exchange, or the National Association of Securities Dealers, Inc.; (ii) a suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (iii) a declaration of a general moratorium on commercial banking activities in New York or Texas by either federal, New York State or Texas authorities or declaration of a banking moratorium by the relevant authorities in the country or countries of origin of foreign currency or currencies in which the Notes are denominated or payable or (iv) outbreak or escalation of hostilities or change in financial markets or any calamity or crisis that, in the judgment of any Agent or Agents that is or are a party or parties to such Term Agreement, is material and adverse and, in the case of any of the events described in these clauses (h)(i) through (iv), such event, singly or together with any other such event, makes it in the judgment of any such Agent or Agents, impracticable or inadvisable to proceed with the public offering or the delivery of the Notes on the terms and in the manner contemplated in the Prospectus, as amended or supplemented.

         If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, the Agents may terminate this Agreement by notice to the Company at any time and any such termination shall be without liability to the Company, except that the provisions of Sections 3(i), 4, 7, 8, 11, 12, and 15 shall remain in effect.

         6. Additional Agreements of the Company. (a) Each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented (other than by an amendment or supplement providing solely for a change in the interest rates, redemption provisions, amortization schedules, maturities or other similar terms offered on the Notes (whether pursuant to a term sheet or otherwise), or for a change the Agents deem to be immaterial, and, unless the Agents shall otherwise specify, other than by an amendment or supplement which relates exclusively to an offering of debt securities other than the Notes) or
(ii) there is filed with the SEC any document incorporated by reference into the Prospectus (other than any Current Report on Form 8-K relating exclusively to the issuance of debt securities under the Registration Statement, unless the Agents shall otherwise specify) or (iii) (if required pursuant to the terms of an agreement by an Agent to purchase Notes as principal) the Company sells Notes to an Agent pursuant to an agreement by such Agent to purchase Notes as principal or (iv) the Company sells Notes in a form not previously certified to the Agents by the Company, the Company shall furnish or cause to be furnished to each Agent forthwith a certificate dated the date of filing with the SEC of such supplement or document, the date of effectiveness of such amendment, or the date of such sale, as the case may be, in form satisfactory to each Agent to the effect that the statements contained in the certificate referred to in Section 5(c) hereof which were last furnished to such Agent are true and correct at the time of such amendment, supplement, filing or sale, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 5(c), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate.

         (b) Each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented (other than by an amendment or supplement providing solely for a change in the interest rates, redemption provisions, amortization schedules, maturities or other similar terms offered on the Notes (whether pursuant to a term sheet or otherwise) or for a change the Agents deem to be immaterial, and, unless the Agents shall otherwise specify, other than by an amendment or supplement which relates exclusively to an offering of debt securities other than the Notes) or (ii) there is filed with the SEC any document incorporated by reference into the Prospectus (other than any Current Report on Form 8-K or Quarterly Report on Form 10-Q, unless the Agents shall reasonably request, as a result of any material development described in such reports), or (iii) (if required pursuant to the terms of an agreement by an Agent to purchase

Notes as principal) the Company sells Notes to an Agent pursuant to an agreement by such Agent to purchase Notes as principal or (iv) the Company sells Notes in a form not previously certified to the Agents by the Company, the Company shall furnish or cause to be furnished forthwith to each Agent and to its counsel a written opinion of Baker Botts L.L.P., special counsel for the Company or other counsel satisfactory to the Agents, and an opinion of Raymond G. Smerge, Executive Vice President, Chief Legal Officer and Secretary of the Company, dated the date of filing with the SEC of such supplement or document, the date of effectiveness of such amendment, or the date of such sale, as the case may be, in form and substance satisfactory to the Agents, of the same tenor as their respective opinions referred to in Section 5(b)(A) hereof, but modified, as necessary, to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion; or, in lieu of such opinion, counsel last furnishing such opinion to the Agents shall furnish the Agents with a letter to the effect that the Agents may rely on such last opinion to the same extent as though it was dated the date of such letter authorizing reliance (except that statements in such last opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such letter authorizing reliance).

         (c) Each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented to include additional financial information unless the Agents shall otherwise specify, other than an amendment or supplement which relates exclusively to an offering of debt securities other than the Notes or there is filed with the SEC any document incorporated by reference into the Prospectus which contains additional financial information or (ii) (if required pursuant to the terms of any agreement by an Agent to purchase Notes as principal) the Company sells Notes to an Agent pursuant to any agreement by such Agent to purchase Notes as principal, the Company shall cause its independent public accountants forthwith to furnish each Agent a letter, dated the date of effectiveness of such amendment, supplement or document with the SEC, or the date of such sale, as the case may be, in form satisfactory to each Agent, of the same tenor as the letter referred to in Section 5(d) hereof but modified to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

         7. Indemnification.

         (a) Indemnification of the Agent. The Company agrees to indemnify and hold each Agent and each person, if any, who controls each Agent within the meaning of Section 15 of the Securities Act harmless as follows:

                           (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, unless such untrue statement or omission or such alleged untrue statement or omission was made in reliance upon and in conformity with information furnished to the Company in writing by each Agent expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) or in reliance upon the Trustee's Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 filed as an exhibit to the Registration Statement;

                           (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

                           (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Agents) reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above.

         (b) Indemnification of Company. Each Agent agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with information furnished to the Company in writing by such Agent expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto).

         (c) General. Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this indemnity agreement. Upon such notice, an indemnifying party may participate at its own expense and, to the extent that it wishes, jointly with any other indemnifying party, similarly notified, and may assume the defense thereof with counsel reasonably satisfactory to the indemnified party. In any proceeding where the indemnifying party has assumed the defense thereof, the indemnifying party shall be liable to the indemnified party for any legal or other expenses previously incurred by such indemnified party in connection with the defense thereof and for reasonable costs of investigation subsequently incurred. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual differing interests between them. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 7 or Section 8 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and
(ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

         8. Contribution.

         (a) If the indemnification provided for in Section 7 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein in connection with any offering of Notes, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Agents on the other from the offering of such Notes or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Agents on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Agents on the other in connection with the offering of such Notes shall be deemed to be in the same respective proportions as the total net proceeds from the offering of such Notes (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Agents in respect thereof. The relative fault of the Company and of each Agent shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or by the Agents on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         (b) The Company and each Agent agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (a) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in paragraph (a) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section 8, no Agent shall be required to contribute any amount in excess of the amount by which the total price at which the Notes referred to in paragraph (a) above that were offered and sold to the public through such Agent exceeds the amount of any damages that such Agent would have otherwise been required to pay by reason of such untrue or allegedly untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the

Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Each Agent's obligation to contribute pursuant to this Section 8 is several, in proportion to the respective principal amounts of Notes referred to in paragraph (a) above purchased or sold by each Agent, and not joint. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

         9. Termination.

         (a) This Agreement may be terminated at any time either by the Company or by an Agent with respect to such Agent upon the giving of 30 days' written notice of such termination to the other party hereto. The termination of this Agreement shall not require termination of any agreement by an Agent to purchase Notes as principal, and the termination of any such agreement shall not require termination of this Agreement.

         (b) An Agent may terminate any agreement to purchase Notes from the Company as principal, immediately upon notice to the Company, at any time prior to the Settlement Date relating thereto, if (i) there has been, since the date of such agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, whether or not arising in the ordinary course of business, or
(ii) a stop order suspending the effectiveness of the Registration Statement shall have been issued or a proceeding for that purpose shall have been initiated or threatened by the SEC, or (iii) there shall have occurred any (A) suspension or material limitation of trading generally on or by, as the case may be, the New York Stock Exchange, the American Stock Exchange or the National Association of Securities Dealers, Inc., (B) suspension of trading of any securities of the Company on any exchange or in the over-the-counter market, (C) declaration of a general moratorium on commercial banking activities in New York or Texas by either federal, New York State or Texas authorities or declaration of a banking moratorium by the relevant authorities in the country or countries of origin of foreign currency or currencies in which the Notes are denominated or payable or (D) any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in an Agent's reasonable judgment, is material and adverse and, in the case of any of the events described in clauses (iii)(A) through (D), such event, singly or together with any other such event, makes it, in an Agent's judgment, impracticable or inadvisable to proceed with the public offering or the delivery of the Notes on the terms and in the manner contemplated by the Prospectus, as amended or supplemented, or (iv) the rating assigned by any "nationally recognized statistical rating organization", as such term is defined for purposes of Rule 436(g)(2) under the Securities Act, to any debt securities of the Company as of the date of such agreement shall have been lowered since that date or if any such rating organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any debt securities of the Company, or (v) there shall have come to an Agent's attention any facts that would cause such Agent to believe that the Prospectus, at the time it was required to be delivered to a purchaser of Notes, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time of such delivery, not misleading. As used in this Section, the term "Prospectus" means the Prospectus in the form first provided to each Agent for use in confirming sales of the related Notes.

         (c) In the event of any such termination, neither the Company nor an Agent as to which this Agreement has been terminated will have any liability to each other, except that (i) an Agent terminating this Agreement shall be entitled to any commission earned in accordance with the fifth paragraph of
Section 2(b) hereof, (ii) if at the time of termination (a) an Agent shall own any Notes purchased pursuant to any agreement by such Agent to purchase Notes as principal with the intention of reselling them or (b) an offer to purchase any of the Notes has been accepted by the Company but the time of delivery to the purchaser or his agent of the Note or Notes relating thereto has not occurred, the covenants set forth in Sections 2(d), 3 and 6 hereof shall remain in effect until such Notes are so resold or delivered, as the case may be, and (iii) the provisions of Sections 3(h) and 4 hereof, the indemnity and contribution agreements set forth in Sections 7 and 8 hereof, and the provisions of Sections 11, 13 and 15 hereof shall remain in effect.

         10. Failure to Purchase. If the Company and two or more Agents enter into an agreement pursuant to which such Agents agree to purchase Notes from the Company as principal and one or more Agents shall fail at the relevant Settlement Date to purchase the Notes which an Agent is obligated to purchase (the "Defaulted Notes"), then the nondefaulting Agents shall have the right, within 24 hours thereafter, to make arrangements for one Agent or one or more other Agents to purchase all, but not less than all, of the Defaulted Notes in such amounts as may be agreed upon and upon the terms herein set forth; provided, however, that if such arrangements shall not have been completed within such 24-hour period, then:

                           (A) if the aggregate principal amount of Defaulted
                  Notes does not exceed 10% of the aggregate principal amount of Notes to be so purchased by all of such Agents on such Settlement Date, the nondefaulting Agents shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective initial purchase obligations bear to the purchase obligations of all nondefaulting Agents; or

                           (B) if the aggregate principal amount of Defaulted
                  Notes exceeds 10% of the aggregate principal amount of Notes to be so purchased by all of such Agents on such Settlement Date, such agreement shall terminate without liability on the part of any nondefaulting Agent.

         No action taken pursuant to this paragraph shall relieve any defaulting Agent from liability in respect of its default. In the event of any such default which does not result in a termination of such agreement, either the nondefaulting Agents or the Company shall have the right to postpone the relevant Settlement Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement or the Prospectus or in any other documents or arrangements.

         11. Representations and Indemnities to Survive. The respective indemnity and contribution agreements, representations, warranties and other statements of the Company, its officers and each Agent set forth in or made pursuant to this Agreement or any agreement by an Agent to purchase Notes as principal will remain in full force and effect, regardless of any termination of this Agreement or any such agreement, any investigation made by or on behalf of an Agent or the Company or any of the officers, directors or controlling persons referred to in Sections 7 and 8 and delivery of and payment for the Notes.

         12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to each Agent, will be mailed, delivered or telefaxed and confirmed to each Agent at:

         Banc One Capital Markets, Inc.
         1 Bank One Plaza, Suite IL1-0595
         Chicago, Illinois 60670
         Attention: Corporate Securities Structuring
         Telephone: 312-732-8270
         Telecopy: 312-732-4773

         Banc of America Securities LLC
         100 North Tyron Street
         Mail Code NC1-007-07-01
         Charlotte, North Carolina 28255
         Attention: Product Management/Medium Term Notes
         Telephone: 704-386-7800
         Telecopy: 704-388-9939

         Chase Securities Inc.
         270 Park Avenue, 8th Floor
         New York, New York 10017-2070
         Attention: Medium-Term Note Desk
         Telephone: 212-834-4421
         Telecopy: 212-834-6081

         Credit Suisse First Boston Corporation
         11 Madison Avenue
         New York, New York 10010
         Attention: Short and Medium Term Finance
         Telephone: 212-325-7198
         Telecopy: 212-325-8183

         Morgan Stanley & Co., Incorporated
         1585 Broadway
         New York, New York 10036
         Attention: Manager - Continuously Offered Products
         Telephone: 212-761-2000
         Telecopy: 212-761-0780
         with a copy to:

         Morgan Stanley & Co., Incorporated
         1585 Broadway
         29th Floor
         New York, N.Y. 10036
         Attention: Peter Cooper, Investment Banking Information Center
         Telephone: 212-761-8385
         Telecopy: 212-761-0164

         Warburg Dillon Read LLC
         677 Washington Blvd.
         Stamford, CT 06901
         Attention: Debt Syndicate
         Telephone: 203-719-1342
         Telecopy: 203-719-7139

         or, if sent to the Company, will be mailed, delivered or telefaxed and confirmed to it at:

         Centex Corporation,
         2728 North Harwood Street,
         Dallas, Texas 75201,
         Attention: Vicki Roberts
         Telephone: 214-981-6533
         Telecopy: 214-981-6858


         13. Successors. This Agreement and any Terms Agreement will inure to the benefit of and be binding upon each of the parties hereto and their respective successors and the officers, directors and controlling persons referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any Terms Agreement or any provision herein or therein contained. This Agreement and any applicable Terms Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the parties hereto and respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Notes shall be deemed to be a successor by reason merely of such purchase.

         14. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         15. Applicable Law. This Agreement and all the rights and obligations of the parties shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such State.

         16. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

         If the foregoing is in accordance with your respective understandings of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this instrument and your respective acceptances shall represent a binding agreement between the Company and each Agent.

                               Very truly yours,

                               CENTEX CORPORATION


                               By:      /s/ Vicki A. Roberts
                                  ----------------------------------
                               Title:   Vice President and Treasurer

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

BANC ONE CAPITAL MARKETS, INC.


By       /s/ Katherine Cokic
  ----------------------------------
  Title: Vice-President

BANC OF AMERICA SECURITIES LLC


By       /s/ Gennell Jefferson
  ----------------------------------
  Title: Principal

CHASE SECURITIES INC.


By       /s/ Huw Richards
  ----------------------------------
  Title: Vice-President

CREDIT SUISSE FIRST BOSTON CORPORATION


By       /s/ Helena M. Willner
  ----------------------------------
  Title: Director

MORGAN STANLEY & CO., INCORPORATED


By       /s/ Harold J. Hendershot III
  -----------------------------------
  Title:

WARBURG DILLON READ LLC


By       /s/ Tom Hartfield
  ----------------------------------
  Title:

                                                                       EXHIBIT A



                               CENTEX CORPORATION
                       SENIOR MEDIUM-TERM NOTES, SERIES C
                                 TERMS AGREEMENT

                                                                       , 2000
                                                        ---------------

Centex Corporation
2728 North Harwood Street
Dallas, Texas 75201


Attention:

                  Re: Distribution Agreement dated January __, 2000 (the "Distribution Agreement")

                  Subject to the terms and conditions set forth or incorporated
by reference herein, the undersigned agrees to purchase $       (or principal
                                                         ------
amount of foreign currency or composite currency) aggregate principal amount of your Senior Medium-Term Notes having the following terms:

         Interest Rate or Formula:
                  If Fixed Rate Note,
                         Interest Rate:
                         Default Rate:
                         Interest Payment Dates:
                  If Floating Rate Note,
                         Interest Rate Basis(es):
                            If  LIBOR,
                                    |_| LIBOR Reuters
                                    |_| LIBOR Telerate
                                    Index Currency:
                                If CMT Rate,
                                    Designated CMT Telerate Page:
                                    Designated CMT Maturity Index:
                           Index Maturity:
                           Spread and/or Spread Multiplier, if any:
                           Initial Interest Rate, if any:
                           Initial Interest Reset Date:
                           Interest Reset Dates:
                           Interest Payment Dates:
                           Default Rate:
                           Maximum Interest Rate, if any:
                           Minimum Interest Rate, if any:
                           Fixed Rate Commencement Date, if any:
                           Fixed Interest Rate, if any:
                           Calculation Agent:

         If Redeemable:
                  Initial Redemption Date:
                  Initial Redemption Percentage:
                  Annual Redemption Percentage Reduction, if any:
         If Repayable:
                  Optional Repayment Date(s):

         Original Issue Date:
         Stated Maturity Date:
         Specified Currency:
         Authorized Denomination:
         Purchase Price:  ___%, plus accrued interest, if any, from ___________

         Settlement Date and Time:

         Additional/Other Terms:

                  The certificates, opinions and letters referred to in Sections 6(a), (b) and (c) of the Distribution Agreement [will/will not] be required.

                  All provisions contained in the Distribution Agreement, dated January __, 2000, between Centex Corporation and _________________________ are herein incorporated by reference in their entirety and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full here in.

                                            [Name of Agent]


                                            By
                                              --------------------------------
                                              Name:
                                              Title:

Accepted:

CENTEX CORPORATION


By
  -------------------
  Name:
  Title:

                                                                      EXHIBIT B


                               CENTEX CORPORATION
                    SUBORDINATED MEDIUM-TERM NOTES, SERIES C
                                 TERMS AGREEMENT

                                                                      , 20__
                                                             ---------

Centex Corporation
2728 North Harwood Street
Dallas, Texas 75201


Attention:

                  Re: Distribution Agreement dated January __, 2000 (the "Distribution Agreement")

                  Subject to the terms and conditions set forth or incorporated
by reference herein, the undersigned agrees to purchase $         (or principal
                                                         --------
amount of foreign currency or composite currency) aggregate principal amount of your Subordinated Medium-Term Notes having the following terms:

         Interest Rate or Formula:
                  If Fixed Rate Note,
                           Interest Rate:
                           Default Rate:
                           Interest Payment Dates:
                  If Floating Rate Note,
                           Interest Rate Basis(es):
                                If  LIBOR,
                                    |_| LIBOR Reuters
                                    |_| LIBOR Telerate
                                    Index Currency:
                                If CMT Rate,
                                    Designated CMT Telerate Page:
                                    Designated CMT Maturity Index:
                           Index Maturity:
                           Spread and/or Spread Multiplier, if any:
                           Initial Interest Rate, if any:
                           Initial Interest Reset Date:
                           Interest Reset Dates:
                           Interest Payment Dates:
                           Default Rate:
                           Maximum Interest Rate, if any:
                           Minimum Interest Rate, if any:
                           Fixed Rate Commencement Date, if any:
                           Fixed Interest Rate, if any:
                           Calculation Agent:

         If Redeemable:
                  Initial Redemption Date:
                  Initial Redemption Percentage:
                  Annual Redemption Percentage Reduction, if any:
         If Repayable:
                  Optional Repayment Date(s):

         Original Issue Date:
         Stated Maturity Date:
         Specified Currency:
         Authorized Denomination:
         Purchase Price:  ___%, plus accrued interest, if any, from ___________

         Settlement Date and Time:

         Additional/Other Terms:

                  The certificates, opinions and letters referred to in Sections 6(a), (b) and (c) of the Distribution Agreement [will/will not] be required.

                  All provisions contained in the Distribution Agreement, dated January __, 2000, between Centex Corporation and _________________________ are herein incorporated by reference in their entirety and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full here in.

                                            [Name of Agent]


                                            By
                                              -------------------------------
                                              Name:
                                              Title:

Accepted:

CENTEX CORPORATION


By
  ----------------
  Name:
  Title:

                                                                       EXHIBIT C


                               CENTEX CORPORATION

                            ADMINISTRATIVE PROCEDURES

                  FOR FIXED RATE, FLOATING RATE AND REMARKETED
                           MEDIUM TERM NOTES, SERIES C
                         (DATED AS OF JANUARY 27, 2000)

         Fixed Rate Medium Term Notes (the "Fixed Rate Notes"), Floating Rate Medium Term Notes (the "Floating Rate Notes") and Remarketed Medium Term Notes (the "Remarketed Notes"), all Due Nine Months or More From Date of Issue (collectively, the "Notes"), are to be offered from time to time by Centex Corporation, a Nevada corporation (the "Company"), to or through Banc One Capital Markets, Inc., Banc of America Securities LLC, Chase Securities Inc., Credit Suisse First Boston Corporation, Morgan Stanley & Co. Incorporated and Warburg Dillon Read LLC (individually, an "Agent" and collectively, the "Agents"), pursuant to a Distribution Agreement dated January 27, 2000 (the "Distribution Agreement") between the Company and the Agents. The Distribution Agreement provides both for the sale of Notes by the Company to one or more of the Agents as principal for resale to investors and other purchasers and for the sale of Notes by the Company directly to investors (as may from time to time be agreed to by the Company and the related Agent or Agents) in which case the Agents will act as agents of the Company in soliciting Note purchases. Each sale of Notes will be made in accordance with terms agreed upon by the related Agent or Agents and the Company in a Terms Agreement in the form included in Exhibit A to the Distribution Agreement. Only those provisions in these Administrative Procedures that are applicable to the particular role that an Agent will perform shall apply to the offer and sale of the relevant Notes.

         The Notes will be issued as one or more series of debt securities and will be either Senior Debt Securities ("Senior Notes") or Subordinated Debt Securities ("Subordinated Notes"). The Senior Notes will be issued under an Indenture, dated as of October 1, 1998, as supplemented by an Indenture Supplement No. 3 thereto dated as of January 27, 2000 (the "Senior Indenture"), and the Subordinated Notes will be issued under an Indenture dated as of March 12, 1987, as supplemented by an Indenture Supplement No. 6 thereto dated as of January 27, 2000 (the "Subordinated Indenture" and, together with the Senior Indenture, the "Indentures"), as each may be amended, supplemented or modified from time to time, between the Company and Chase Bank of Texas, National Association, as trustee with respect to the Notes (formerly, Texas Commerce Bank National Association) (together with any successor in such capacity, the "Trustee"). In accordance with the provisions of the Indentures, the Trustee will act as Authenticating Agent, Transfer Agent and Paying Agent with respect to the Notes. Unless the context otherwise requires, references herein to the Indentures include the form of Note adopted in accordance with the terms of the Indentures.

         A Registration Statement on Form S-3 (No. 333-94221) (the "Registration Statement"), with respect to debt securities, including the Notes, has been filed under the Securities Act of 1933, as amended (the "1933 Act"), with the Securities and Exchange Commission (the "Commission") and declared effective on January 24, 2000. The most recent base Prospectus included in the Registration Statement, as supplemented by the Prospectus Supplement dated January 27, 2000 with respect to the Notes, is herein referred to as the "Prospectus". The most recent supplement to the Prospectus setting forth the purchase price, interest rate and other terms of the Notes (as applicable) is herein referred to as the "Pricing Supplement."

         The Notes will either be issued in (a) fully registered book-entry form and represented by one or more fully registered Notes without coupons (each, a "Global Note") delivered to the Trustee, as custodian for The Depository Trust Company ("DTC"), and recorded in the book-entry system maintained by DTC, or (b) in certificated form (each, a "Certificated Note") delivered to the investor or other purchaser thereof or a person designated by such investor or other purchaser. Owners of beneficial interests in Notes issued in book-entry form will be entitled to physical delivery of Notes in certificated form equal in principal amount to their respective beneficial interests only upon certain limited circumstances described in the Prospectus.

         As set forth in the Prospectus, the Company shall appoint one or more remarketing agents (each, a "Remarketing Agent" and, collectively, the "Remarketing Agents") with respect to the Remarketed Notes pursuant to a remarketing agreement (the "Remarketing Agreement").

         General procedures relating to the initial issuance of Notes are set forth in Part I hereof. Certain procedures relating to the initial issuance of Notes issued in book-entry form and for remarketing of Remarketed Notes are set forth in Part II hereof. Procedures for Certificated Notes are set forth in Part III hereof. Certain additional procedures relating to the remarketing of Remarketed Notes are set forth in Part IV hereof. Procedures relating to the payment of principal and interest are set forth in Part V hereof.

         In the event of any discrepancy between these Administrative Procedures and the Distribution Agreement, the Remarketing Agreement, the Letters of Representations or the Indentures, the latter documents shall govern.

                PART I: PROCEDURES FOR INITIAL ISSUANCE OF NOTES


Date of Issuance/                Each Note will be dated as of the date of its
Authentication:                  authentication by the Trustee. Each Note shall
                                 also bear an original issue date (each, an "Original Issue Date"). The Original Issue Date shall remain the same for all Notes subsequently issued upon transfer, exchange or substitution of an original Note regardless of their dates of authentication.



Maturities:                      Each Note will mature on a date nine months or
                                 more from its Original Issue Date (the "Stated
                                 Maturity Date") selected by the investor or other purchaser and agreed to by the Company.


Registration:                    Each Note will be issued as a Book-Entry Note
                                 represented by one or more fully registered
                                 Global Securities or as a fully registered
                                 Certificated Note; except that Remarketed Notes will be issued only as Book-Entry Notes.

Denominations:                   Unless otherwise provided in the applicable
                                 Pricing Supplement, the Notes will be issued in denominations of $1,000 and integral multiples thereof; except that Remarketed Notes will be issued in minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof.

Preparation of Pricing           If any offer to purchase a Note is accepted by
Supplement:                      the Company, the Company will promptly prepare
                                 a Pricing Supplement reflecting the terms of such Note and file such Pricing Supplement with the Commission in accordance with Rule 424 under the 1933 Act. Information to be included in the Pricing Supplement shall include:

                                 1.  the name of the Company;

                                 2.  the title of the Notes;

                                 3. the date of the Pricing Supplement and the dates of the Prospectus and Prospectus Supplement to which the Pricing Supplement relates;

                                 4.  the name of the Offering Agent (as
                                     hereinafter defined);

                                 5. with respect to Notes sold to the Agent as principal, whether such Notes will be resold by the Offering Agent to investors and other purchasers (i) at a fixed public offering price of a specified percentage of their principal amount, (ii) at varying prices related to prevailing market prices at the time of resale to be determined by the Offering Agent or (iii) at 100% of their principal amount;

                                 6. with respect to Notes sold to an investor or other purchaser through the Offering Agent acting as agent for the Company, whether such Notes will be sold at (i) 100% of their principal amount or (ii) at a specified percentage of their principal amount;

                                 7.  the Offering Agent's commission or
                                     underwriting discount;

                                 8.  net proceeds to the Company;

                                 9. any other provisions of the Notes material to investors or other purchasers of the Notes not otherwise specified in the Prospectus.

                                 One copy of such filed Pricing Supplement will be sent by telecopy or overnight express (for delivery as soon as practicable following the trade, but in no event later than 11:00 a.m. New York City time, on the Business Day following the applicable trade date) to the Trustee at 600 Travis Street, Suite 1150, Houston, Texas 77002, Attention: Gary Jones, telecopier: (713) 216-1812, and to the Agent that made or presented the offer to purchase the applicable Note (in such capacity, the "Offering Agent") at the following applicable address: if to Banc One Capital Markets, Inc., to: 1 Bank One Plaza, Suite IL1-0595, Chicago, Illinois 60670, Attention: Evonne Taylor, telecopier: (312) 732-4773; if to Banc of America Securities LLC, to: Capital Market Services, 100 North Tyron Street, NC1-007-07-01, Charlotte, North Carolina 28255,
                                 Attention: Jennifer Arens, telecopier: (704)
                                 388-9939; if to Chase Securities Inc., to: 270 Park Avenue, 8th Floor, New York, New York 10017-2070, Attention: Medium-Term Note Desk, telecopier (212)834-6081; if to Credit Suisse First Boston Corporation, to: 11 Madison Avenue, New York, New York 10010, Attention:
                                 Helena Willner, telecopier: (212) 325-8183; if to Morgan Stanley & Co. Incorporated, to: 1585 Broadway, 2nd Floor, New York, New York 10036,
                                 Attention: Medium Term Note Trading Desk, telecopier: (212) 761-8483; if to Warburg Dillon Read LLC, to: 535 Madison Avenue, New York, New York

                                 10022, Attention: Joseph Moore, telecopier:
                                 (203) 719-0495. For record keeping purposes, one copy of each Pricing Supplement, as so filed, shall also be mailed or telecopied to Milbank, Tweed, Hadley & McCloy, 1 Chase Manhattan Plaza, New York, New York 10005-1413,
                                 Attention: Robert Williams, Esq.

                                 In each instance that a Pricing Supplement is prepared, the Offering Agent will provide a copy of such Pricing Supplement to each investor or purchaser of the relevant Notes or its agent. Pursuant to Rule 434 ("Rule 434") under the 1933 Act, the Pricing Supplement may be delivered separately from the Prospectus. Outdated Pricing Supplements (other than those retained for files) will be destroyed.

Settlement:                      The receipt of immediately available funds by
                                 the Company in payment for a Note and the authentication and delivery of such Note shall, with respect to such Note, constitute
                                 "settlement." Offers accepted by the Company will be settled in three Business Days, or at a time as the purchaser, the applicable Agent and the Company shall agree, pursuant to the timetable for settlement set forth below in
                                 Part II and in Part III hereof under
                                 "Settlement Procedures" with respect to Global
                                 Notes and Certificated Notes, respectively
                                 (each such date fixed for settlement is
                                 hereinafter referred to as a "Settlement
                                 Date"). If procedures A and B of the applicable
                                 Settlement Procedures with respect to a
                                 particular offer are not completed on or before the time set forth under the "Settlement
                                 Procedures Timetable," such offer shall not be settled until the Business Day next following the completion of settlement procedures A and B or such later date as the purchaser, the applicable Agent and the Company shall agree.

                                 The foregoing settlement procedures may be modified, with respect to any purchase of Notes by an Agent as principal, if so agreed by the Company and such Agent.

                                 Remarketing Settlement Procedures are set forth in Part IV hereof under Settlement Procedures for Remarketing.

Delivery of Prospectus and       A copy of the most recent Prospectus covering
Applicable Pricing               the Notes and applicable Pricing Supplement,
Supplement:                      which pursuant to Rule 434 may be delivered
                                 separately from the Prospectus, must accompany or precede the earlier of (a) the written confirmation of a sale sent to an investor or other purchaser or its agent and (b) the delivery of Notes to an investor or other purchaser or its agent.
                                 Delivery of the Prospectus and Pricing
                                 Supplement shall be the responsibility of the Offering Agent.

Acceptance and Rejection of      If agreed upon by the Offering Agent and the
Offers from Solicitation as      Company, then the Offering Agent acting solely
Offering Agents:                 as agent for the Company and not as principal
                                 will solicit purchases of the Notes. The
                                 Offering Agent will communicate to the Company, orally or in writing, each reasonable offer to purchase Notes solicited by the Offering Agent on an agency basis, other than those offers rejected by the Offering Agent. The Offering
                                 Agent has the right, in its discretion
                                 reasonably exercised, to reject any proposed purchase of Notes, as a whole or in part, and any such rejection shall not be a breach of the Offering Agent's agreement contained in the Distribution Agreement. The Company has the sole right to accept or reject any proposed purchase of Notes, in whole or in part, and any such rejection shall not be a breach of the Company's agreement contained in the
                                 Distribution Agreement. The Offering Agent has agreed to make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes has been solicited by the Offering Agent and accepted by the Company.


Authenticity of Signatures:      The Offering Agent will have no obligation or
                                 liability to the Company or the Trustee in respect of the authenticity of the signature of any officer, employee or agent of the Company or the Trustee on any Note.

Documents Incorporated by        The Company shall supply the Offering Agent
Reference:                       with an adequate supply of all documents
                                 incorporated by reference in the Registration
                                 Statement and the Prospectus.

                  PART II: DTC PROCEDURES FOR INITIAL ISSUANCE OF
                           NOTES ISSUED IN BOOK-ENTRY FORM AND
                           FOR REMARKETING OF REMARKETED NOTES


         In connection with the qualification of Notes issued initially in book-entry form (each, a "Global Note") for eligibility in the book-entry system maintained by DTC, the Trustee will perform the custodial, document control and administrative functions described below, in accordance with its respective obligations under a Bring-Down Letter of Representation, dated January 27, 2000, relating to the issuance of Senior Notes and Subordinated Notes, both from the Company and the Trustee to DTC (collectively, the "Letters of Representations"), and a Certificate Agreement, dated December 2, 1998, between the Trustee and DTC, as amended (the "Certificate Agreement"), and its obligations as a participant in DTC, including DTC's Same-Day Funds Settlement System ("SDFS").

Issuance:                        All Fixed Rate Notes issued in book-entry form
                                 having the same Original Issue Date, Specified
                                 Currency, Interest Rate, Default Rate, Interest
                                 Payment Dates, redemption and/or repayment terms, if any, and Stated Maturity Date
                                 (collectively, the "Fixed Rate Terms") will be represented initially by a single Global Note.

                                 All Floating Rate Notes issued in book-entry form having the same Original Issue Date, Interest Category, formula for the calculation of interest (including the Interest Rate Basis or Bases, which may be the CD Rate, the CMT Rate, the Commercial Paper Rate, the Eleventh District Cost of Funds Rate, the Federal Funds Rate, LIBOR, the Prime Rate or the Treasury Rate or any other interest rate basis or formula, and Spread and/or Spread Multiplier, if any), Day Count Convention, Initial Interest Rate, Default Rate, Index Maturity (if applicable), Minimum Interest Rate, if any, Maximum Interest Rate, if any, redemption and/or repayment terms, if any, Interest Payment Dates, Initial Interest Reset Date, Interest Reset Dates and Stated Maturity Date (collectively, the "Floating Rate Terms") will be represented initially by a single Global Note.

                                 For other variable terms with respect to the Fixed Rate Notes and Floating Rate Notes, see the Prospectus and the applicable Pricing Supplement.

                                 All Remarketed Notes issued having the same
                                 Agent, Original Issue Date, Initial Interest
                                 Rate, Initial Interest Rate Period and Stated Maturity Date and other terms will be represented initially by a single Global Note in fully registered form without coupons. All such initial terms will be recorded by the

                                 Trustee on Annex A to such Global Note. The terms of remarketing from time to time will be evidenced by the records maintained by the Trustee.

                                 All Remarketed Notes subsequently remarketed on the same Interest Adjustment Date in the same Interest Rate Mode having the same Interest Rate, Interest Rate Period and other terms will be represented by a single Global Note.

                                 Each Global Note will be dated and issued as of the date of its authentication by the Trustee. The date from which interest will begin to accrue with respect to each Note will be (a) with respect to an original Note (or any portion thereof), its Original Issue Date and
                                 (b) with respect to any Note (or portion thereof) issued subsequently upon exchange of a Note or in lieu of a destroyed, lost or stolen Note, the most recent Interest Payment Date to which interest has been paid or duly provided for on the predecessor Note or Notes (or if no such payment or provision has been made, the Original Issue Date of the predecessor Note or Notes), regardless of the date of authentication of such subsequently issued Note. No Global Note shall represent any Note issued in certificated form.

Identification:                  The Company has arranged with the CUSIP Service
                                 Bureau of Standard & Poor's Ratings Services
                                 (the "CUSIP Service Bureau") for the
                                 reservation of two series of CUSIP numbers, each series consisting of approximately 900
                                 CUSIP numbers which have been reserved for and relate to the Senior Fixed Rate and Senior
                                 Floating Rate Global Notes in the first
                                 instance, to the Remarketed Global Notes in the second instance, and to the Subordinated Fixed
                                 Rate and Subordinated Floating Rate Global
                                 Notes in the third instance. The Company has delivered to each of the Trustee and DTC such list of such CUSIP numbers.

                                 The Trustee will assign CUSIP numbers to the Global Notes upon initial issuance and upon remarketing in the case of Remarketed Notes as described above and then advise the Company by telephone and facsimile transmission or other electronic transmission of such CUSIP number, after receiving from the Company the information specified in Part I above or, as the case may be, Part IV below.

                                 DTC will notify the CUSIP Service Bureau periodically of the CUSIP numbers that the Trustee has assigned to the Global Notes. The Trustee will notify the Company at any time when fewer than 100 of the reserved CUSIP numbers remain unassigned to the Global Notes, and, if it deems necessary, the Company will reserve and obtain additional CUSIP numbers for assignment to the Global Notes. Upon obtaining such additional CUSIP numbers, the Company will deliver a list of such additional numbers to the Trustee and DTC.


Registration:                    Unless otherwise specified by DTC, each Global
                                 Note will be registered in the name of Cede &
                                 Co., as nominee for DTC, on the register maintained by the Trustee under the Indentures.
                                 The beneficial owner of a Global Note (or one or more indirect participants in DTC designated by such owner) will designate one or more participants in DTC (with respect to such Note, the "DTC participants") to act as agent for such beneficial owner in connection with the book-entry system maintained by DTC, and DTC will record in book-entry form, in accordance with instructions provided by such DTC participants, a credit balance with respect to such Global Note in the account of such DTC participants. The ownership interest of such beneficial owner in such Global Note will be recorded through the records of such DTC participants or through the separate records of such DTC participants and one or more indirect participants in DTC.

Transfers:                       Transfers of beneficial ownership interests in
                                 a Global Note will be accomplished by book entries made by DTC and, in turn, by DTC participants (and in certain cases, one or more indirect participants in DTC) acting on behalf of beneficial transferors and transferees of such Global Note.

Exchanges:                       The Trustee may deliver to DTC and the CUSIP
                                 Service Bureau at any time a written notice specifying (a) the CUSIP numbers of two or more
                                 Global Notes outstanding on such date that represent Global Notes having the same Fixed
                                 Rate Terms, Floating Rate Terms or Remarketed
                                 Terms, as the case may be (other than Original
                                 Issue Dates), and for which interest has been paid to the same date; (b) a date, occurring at least 30 days after such written notice is delivered and at least 30 days before the next
                                 Interest Payment Date for the related Notes issued in book-entry form, on which such Global
                                 Notes shall be exchanged for a single
                                 replacement Global Note; and (c) a new CUSIP number, obtained from the Company, to be assigned to such replacement Global Note. Upon receipt of such a notice, DTC will send to its Participants (including the Trustee) a written reorganization notice to the effect that such exchange will occur on such date. Prior to the specified exchange date, the Trustee will deliver to the CUSIP Service
                                 Bureau written notice setting forth such exchange date and the new CUSIP number and stating that, as of such exchange date, the CUSIP numbers of the Global Notes to be exchanged will no longer be valid. On the specified exchange date, the Trustee will exchange such Global Notes for a single Global
                                 Note bearing the new CUSIP number and the CUSIP numbers of the exchanged Notes will, in accordance with CUSIP Service Bureau procedures, be canceled and not immediately reassigned. Notwithstanding the foregoing, if the Global Notes to be exchanged exceed
                                 $200,000,000 (or the equivalent thereof in one or more foreign or composite currencies) in aggregate principal amount, one replacement
                                 Note will be authenticated and issued to represent each $200,000,000 (or the equivalent thereof in one or more foreign or composite currencies) in aggregate principal amount of the exchanged Global Notes and an additional
                                 Global Note or Notes will be authenticated and issued to represent any remaining principal amount of such Global Notes. (See
                                 "Denominations" below).

Denominations:                   Global Notes will not be denominated in excess
                                 of $200,000,000 aggregate principal amount. If one or more Notes are issued in book-entry form in excess of $200,000,000 aggregate principal amount and would, but for the preceding sentence, be represented by a single Global
                                 Note, then one Global Note will be issued to represent each $200,000,000 in aggregate principal amount of such Notes issued in book-entry form and an additional Global Note or Notes will be issued to represent any remaining aggregate principal amount of such Note or Notes issued in book-entry form. In such a case each of the Global Notes representing Notes issued in book-entry form shall be assigned the same CUSIP number.

Settlement                       Settlement Procedures with regard to each Note
Procedures:                      in book-entry form purchased by an Agent, as
                                 principal, or sold by an Agent, as agent of the Company, will be as follows:

                                 A. The Offering Agent will advise the Company by telephone, confirmed by facsimile or appropriate electronic media, of the following Settlement information:

                                     1.  Principal amount of the Note.

                                     2.  (a) For Fixed Rate Notes:

                                             (i)    Interest Rate.

                                             (ii)   Interest Payment Dates.

                                             (iii)  Whether such Note is being
                                                    issued with Original Issue
                                                    Discount and, if so, the
                                                    terms thereof.

                                         (b) For Floating Rate Notes:

                                             (i)    Interest Category.

                                             (ii)   Interest Rate Basis or
                                                    Bases.

                                             (iii)  Initial Interest Rate.

                                             (iv)   Spread and/or Spread
                                                    Multiplier, if any.

                                             (v)    Initial Interest Reset Date
                                                    or Interest Reset Date.

                                             (vi)   Interest Payment Dates.

                                             (vii)  Index Maturity, if any.

                                             (viii) Maximum and/or Minimum
                                                    Interest Rates, if any.

                                             (ix)   Day Count Convention.

                                             (x)    Calculation Agent.

                                         (c) For Remarketed Notes:

                                             (i)    Initial Interest Rate.

                                             (ii)   Initial Interest Rate
                                                    Period.

                                             (iii)  First Interest Rate
                                                    Adjustment Date.

                                             (iv)   Interest Payment Date(s) and
                                                    Record Dates in respect of
                                                    the Initial Interest Rate
                                                    Period.

                                             (v)    Redemption or Repayment
                                                    provisions, if any,
                                                    applicable to the Initial
                                                    Interest Rate Period and the
                                                    name of the Remarketing
                                                    Agent, if any.

                                     3.  Price to public, if any, of such Note
                                         (or whether such Note is being offered
                                         at varying prices relating to
                                         prevailing market prices at time of
                                         resale as determined by the Offering
                                         Agent).

                                     4.  Trade Date.

                                     5.  Settlement Date (Original Issue Date).

                                     6.  Stated Maturity Date.

                                     7.  Net proceeds to the Company.

                                     8.  The Offering Agent's commission or
                                         underwriting discount.

                                     9.  Whether such Note is being sold to the
                                         Offering Agent as principal or to an
                                         investor or other purchaser through the
                                         Offering Agent acting as agent for the
                                         Company.

                                     10. Identification number of DTC
                                         participant account maintained on
                                         behalf of the Offering Agent.

                                     11. Redemption provisions, if any.

                                     12. Repayment provisions, if any.

                                     13. Default Rate, if any.

                                     14. Such other information specified with
                                         respect to such Note.

                                 B. The Trustee will assign a CUSIP number to the Global Note representing such Note (which CUSIP number assigned to each Note shall consist of the base issuer number and three additional positions to form a CUSIP number unique to that issuance) after being advised by the Company by facsimile transmission or other electronic transmission of the above settlement information received from the Offering Agent and the name of the Offering Agent.

                                 C. The Trustee will communicate to DTC and the Offering Agent through DTC's Participant Terminal System same-day settlement issuance instructions specifying the following settlement information:

                                     1.  The information set forth in Settlement
                                         Procedure A.

                                     2.  Identification numbers of the
                                         participant accounts maintained by DTC
                                         on behalf of the Trustee and the
                                         Offering Agent.

                                     3.  Identification of the Note as a Fixed
                                         Rate Note, Floating Rate Note or a
                                         Remarketed Note.

                                     4.  Initial Interest Payment Date for such
                                         Note, number of days by which such date
                                         succeeds the related record date for
                                         DTC purposes and, if then calculable,
                                         the amount of interest payable on such
                                         Interest Payment Date.

                                     5.  CUSIP number of the Note.

                                     6.  Such other information as DTC may
                                         require in accordance with its
                                         procedures as in effect from time to
                                         time in order to enter an SDFS deliver
                                         order through DTC's Participant
                                         Terminal System (i) debiting such Note
                                         to the Trustee's participant account
                                         and crediting such Note to the
                                         participant account of the Offering
                                         Agent maintained by DTC and (ii)
                                         debiting the settlement account of the
                                         Offering Agent and crediting the
                                         settlement account of the Trustee
                                         maintained by DTC, in an amount equal
                                         to the price of such Note less the

                                         Offering Agent's discount or
                                         underwriting commission, as applicable.

                                         DTC will arrange for each pending
                                         deposit message described above to be
                                         transmitted to the CUSIP Service Bureau
                                         (in the case of any Remarketed Note,
                                         provided that the Initial Interest Rate
                                         Period is more than 270 days).

                                     D.  The Trustee will complete Annex A to
                                         the Global Note and authenticate the
                                         book-entry note representing the Note.

                                     E.  DTC will credit such Note to the
                                         participant account of the Trustee
                                         maintained by DTC.

                                     F.  The Trustee will enter the SDFS deliver
                                         order to (i) debit the Note to the
                                         Trustee's participant account and
                                         credit such Note to the participant
                                         account of the Offering Agent and (ii)
                                         debit the settlement account of the
                                         Offering Agent and credit the
                                         settlement account of the Trustee. Any
                                         entry of such a deliver order shall be
                                         deemed to constitute a representation
                                         and warranty by the Trustee to DTC that
                                         (i) the Global Note representing such
                                         Note has been issued and authenticated
                                         and (ii) the Trustee is holding such
                                         Global Note pursuant to the Certificate
                                         Agreement.

                                     G.  In the case of Notes sold through the
                                         Offering Agent, as agent, the Offering
                                         Agent will enter an SDFS deliver order
                                         through DTC's Participant Terminal
                                         System instructing DTC (i) to debit
                                         such Note to the Offering Agent's
                                         participant account and credit such
                                         Note to the participant account of the
                                         DTC participants maintained by DTC,
                                         (ii) to debit the settlement accounts
                                         of such DTC participants and credit the
                                         settlement account of the Offering
                                         Agent maintained by DTC in an amount
                                         equal to the initial public offering
                                         price of such Note. In any case, the
                                         Offering Agent, acting as agent or as
                                         principal, will enter an SDFS deliver
                                         order instructing DTC to debit the
                                         settlement account of the Offering
                                         Agent and credit the settlement account
                                         of the Trustee in such amount less the
                                         Offering Agent's discount or
                                         commission.

                                     H.  Transfers of funds in accordance with
                                         SDFS deliver orders described in
                                         Settlement Procedures F and G will be
                                         settled in accordance with SDFS
                                         operating procedures in effect on the
                                         Settlement Date.

                                     I.  Upon receipt, the Trustee will pay the
                                         Company, by wire transfer of
                                         immediately available funds to an
                                         account specified by the Company to the
                                         Trustee from time to time, in the
                                         amount transferred to the Trustee in
                                         accordance with Settlement Procedure F.

                                     J.  The Trustee will send a copy of the
                                         book-entry note representing the Note
                                         by first class mail to the Company
                                         together with a statement setting forth
                                         the principal amount of Notes
                                         Outstanding as of the related
                                         Settlement Date after giving effect to
                                         such transaction and all other offers
                                         to purchase Notes of which the Company
                                         has advised the Trustee but which have
                                         not yet been settled.

                                     K.  If the Note was sold through the
                                         Offering Agent, as agent, the Offering
                                         Agent will confirm the purchase of such
                                         Note to the investor or other purchaser
                                         either by transmitting to the DTC
                                         participant with respect to such Note a
                                         confirmation order through DTC's
                                         Participant Terminal System or by
                                         mailing a written confirmation to such
                                         investor or other purchaser.

Settlement Procedures            For offers to purchase Notes accepted by the
Timetable:                       Company, Settlement Procedures "A" through "K"
                                 set forth above shall be completed as soon as possible but not later than the respective times (New York City time) set forth below:

                                         SETTLEMENT
                                         PROCEDURE TIME

                                         A.  11:00 a.m. on the trade date or
                                             within one hour following the trade

                                         B.  12:00 noon on the trade date or
                                             within one hour following the trade

                                         C.  No later than the close of business
                                             on the Business Day prior to the
                                             trade date, in the case of pending
                                             instructions, and otherwise
                                             between 8:00 a.m. and 1:30 p.m. on
                                             the Settlement Date

                                         D.  9:00 a.m. on Settlement Date

                                         E.  3:00 p.m. on Settlement Date

                                         F.  3:00 p.m. on Settlement Date

                                         G.  3:00 p.m. on Settlement Date

                                         H.  4:00 p.m. on Settlement Date

                                         I.-K. 5:00 p.m. on Settlement Date

                                 Settlement Procedure H is subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the Settlement Date.

                                 If settlement of a Note is rescheduled or canceled, the Trustee will deliver to DTC, through DTC's Participant Terminal System, a cancellation message to such effect by no later than 5:00 p.m., New York City time, on the Business Day immediately preceding the scheduled Settlement Date.

Failure to Settle:               If the Trustee fails to enter an SDFS deliver
                                 order with respect to a Note pursuant to Settlement Procedure F, the Trustee may deliver to DTC, through DTC's Participant Terminal
                                 System, as soon as practicable a withdrawal message instructing DTC to debit such Note to the participant account of the Trustee maintained at DTC. DTC will process the withdrawal message, provided that such participant account contains a principal amount of the Notes that is at least equal to the principal amount to be debited. If withdrawal messages are processed with respect to all the Notes evidenced by a Global Note, the Trustee will mark such Global Note "canceled", make appropriate entries in its records and send certificate of destruction of such canceled
                                 Global Note to the Company. The CUSIP number assigned to such Global Note shall, in accordance with CUSIP Service Bureau procedures, be canceled and not immediately reassigned. If withdrawal messages are processed with respect to a portion of the Notes represented by a single Global Note, the Trustee will exchange such Global Note for two
                                 Notes, one of which shall represent the Notes for which withdrawal messages are processed and shall be canceled immediately after issuance, and the other of which shall represent the other Notes previously represented by the surrendered Global Note and shall bear the CUSIP number of the surrendered Global Note.

                                 In the case of any Note sold through the Offering Agent, as agent, if the purchase price for any Note is not timely paid to the DTC participants with respect to such Note by the beneficial investor or other purchaser thereof (or a person, including an indirect participant in DTC, acting on behalf of such investor or other purchaser), such DTC participants and, in turn, the related Offering Agent may enter SDFS deliver orders through DTC's Participant Terminal System reversing the orders entered pursuant to Settlement Procedures F and G, respectively. Thereafter, the Trustee will deliver the withdrawal message and take the related actions described in the preceding paragraph. If such failure shall have occurred for any reason other than default by the applicable Offering Agent to perform its obligations hereunder or under the Distribution Agreement, the Company will reimburse such Offering Agent on an equitable basis for its reasonable loss of the use of funds during the period when the funds were credited to the account of the Company.

                                 Notwithstanding the foregoing, upon any failure to settle with respect to a Note, DTC may take any actions in accordance with its SDFS operating procedures then in effect. In the event of a failure to settle with respect to a Note that was to have been represented by a Global Note also representing other Notes, the Trustee will provide, in accordance with Settlement Procedure D, for the authentication and issuance of a Global Note representing such remaining Notes and will make appropriate entries in its records.

                   PART III: PROCEDURES FOR CERTIFICATED NOTES


Settlement Procedures:           Settlement Procedures with regard to each
                                 Certificated Note purchased by the Offering
                                 Agent, as principal, or through the Offering
                                 Agent, as agent, shall be as follows:

                                 A. The Offering Agent will advise the Company by telephone of the following Settlement information with regard to each Certificated Note:

                                     1.  Exact name in which the Certificated
                                         Note(s) is to be registered (the
                                         "Registered Owner").

                                     2.  Exact address or addresses of the
                                         Registered Owner for delivery, notices
                                         and payments of principal, premium, if
                                         any, and interest.

                                     3.  Taxpayer identification number of the
                                         Registered Owner.

                                     4.  Principal amount.

                                     5.  (a) Fixed Rate Notes:

                                             (i)     Interest Rate.

                                             (ii)    Interest Payment Dates.

                                             (iii)   Whether such Note is being
                                                     issued with Original Issue
                                                     Discount and, if so, the
                                                     terms thereof.

                                         (b) Floating Rate Notes:

                                             (i)     Interest Category.

                                             (ii)    Interest Rate Basis or
                                                     Bases.

                                             (iii)   Initial Interest Rate.

                                             (iv)    Spread and/or Spread
                                                     Multiplier, if any.

                                             (v)     Initial Interest Reset Date
                                                     and Interest Reset Dates.

                                             (vi)    Interest Payment Dates.

                                             (vii)   Index Maturity, if any.

                                             (viii)  Maximum and/or Minimum
                                                     Interest Rates, if any.

                                             (ix)    Day Count Convention.

                                             (x)     Calculation Agent.

                                     6.  Price to public of such Certificated
                                         Note (or whether such Note is being
                                         offered at varying prices relating to
                                         prevailing market prices at time of
                                         resale as determined by the Offering
                                         Agent).

                                     7.  Trade Date.

                                     8.  Settlement Date (Original Issue Date).

                                     9.  Stated Maturity Date.

                                     10. Redemption provisions, if any.

                                     11. Repayment provisions, if any.

                                     12. Default Rate, if any.

                                     13. Net proceeds to the Company.

                                     14. The Offering Agent's discount or
                                         commission.

                                     15. Whether such Note is being sold to the
                                         Offering Agent as principal or to an
                                         investor or other purchaser through the
                                         Offering Agent acting as agent for the
                                         Company.

                                     16. Such other information specified with
                                         respect to such Note (whether by
                                         Addendum or otherwise).

                                 B. After receiving such settlement information from the Offering Agent, the Company will advise the Trustee of the above settlement information by facsimile transmission confirmed by telephone. The Company will cause the Trustee to issue, authenticate and deliver the Certificated Note.

                                 C.  The Trustee will complete the Certificated
                                     Note in the form approved by the Company and the Offering Agent, and will make three copies thereof (herein called "Stub 1", "Stub 2" and "Stub 3"):

                                     1.  Certificated Note with the Offering
                                         Agent's confirmation, if traded on a
                                         principal basis, or the Offering
                                         Agent's customer confirmation, if
                                         traded on an agency basis.

                                     2.  Stub 1 for Trustee.

                                     3.  Stub 2 for Offering Agent.

                                     4.  Stub 3 for the Company.

                                 D.  With respect to each trade, the Trustee
                                     will deliver the Certificated Note and Stub
                                     2 thereof to the Offering Agent at the
                                     following applicable address: if to Banc
                                     One Capital Markets, Inc., to: 1 Bank One
                                     Plaza, Suite IL1-0595, Chicago, Illinois
                                     60670, Attention: Evonne Taylor,
                                     telecopier: (312) 732-4773; if to Banc of America Securities LLC, to: Capital Market Services, 100 North Tyron Street, NC1-007-07-01, Charlotte, North Carolina 28255, Attention: Jennifer Arens, telecopier: (704) 388-9939; if to Chase Securities Inc., to: 55 Walker Street, Room 226, New York, New York 10041, Attention:
                                     Window 17 or 18, telecopier (212) 638-5618;
                                     if to Credit Suisse First Boston
                                     Corporation, to: 11 Madison Avenue, New
                                     York, New York 10010, Attention: Helena
                                     Willner, telecopier: (212) 325-8183; if to Morgan Stanley & Co. Incorporated, to: Bank of New York, Dealer Clearance Department, 1 Wall Street, 3rd Floor, Window 3B, New York, New York 10005, Attention: For the account of Morgan Stanley & Co. Incorporated; if to Warburg Dillon Read LLC, to: 535 Madison Avenue, New York, New York 10022, Attention: Joseph Moore, telecopier: (203) 719-0495, and the Trustee will keep Stub 1. The Offering Agent will acknowledge receipt of the Certificated Note through a broker's receipt and will keep Stub 2. Delivery of the Certificated Note will be made only against such acknowledgment of receipt. Upon determination that the Certificated Note has been authorized, delivered and completed as aforementioned, the Offering Agent will wire the net proceeds of the

                                     Certificated Note after deduction of its applicable commission to the Company pursuant to standard wire instructions given by the Company.

                                 E.  In the case of a Certificated Note sold
                                     through the Offering Agent, as agent, the Offering Agent will deliver such Certificated Note (with the confirmation) to the purchaser against payment in immediately available funds.

                                 F.  The Trustee will send Stub 3 to the
                                     Company.

Settlement Procedures            For offers to purchase Certificated Notes
Timetable:                       accepted by the Company, Settlement Procedures
                                 A through F set forth above shall be completed as soon as possible following the trade but not later than the respective times (New York City time) set forth below:

                                 Settlement
                                 Procedure                      Time
                                 ---------                      ----
                                     A            11:00 a.m. on the trade date or
                                                  within one hour following the trade

                                     B            12:00 noon on the trade date or within
                                                  one hour following the trade

                                     C            2:15 p.m. on Settlement Date

                                     D            2:15 p.m. on Settlement Date

                                     E            3:00 p.m. on Settlement Date

                                     F            5:00 p.m. on Settlement Date

Failure to Settle:               In the case of Certificated Notes sold through
                                 the Offering Agent, as agent, if an investor or other purchaser of a Certificated Note from the Company shall either fail to accept delivery of or make payment for such Certificated Note on the date fixed for settlement, the Offering
                                 Agent will forthwith notify the Trustee and the Company by telephone, confirmed in writing, and return such Certificated Note to the Trustee.

                                 The Trustee, upon receipt of such Certificated Note from the Offering Agent, will immediately advise the Company and the Company will promptly arrange to credit the account of the Offering Agent in an amount of immediately available funds equal to the amount previously paid to the Company by such Offering Agent in settlement for such Certificated Note. Such credits will be made on the Settlement Date if possible, and in any event not later than the Business Day following the Settlement Date; provided that the Company has received notice on the same day. If such failure shall have occurred for any reason other than failure by such Offering Agent to perform its obligations hereunder or under the Distribution Agreement, the Company will reimburse such Offering Agent on an equitable basis for its reasonable loss of the use of funds during the period when the funds were credited to the account of the Company. Immediately upon receipt of the Certificated
                                 Note in respect of which the failure occurred, the Trustee will cancel and destroy such Certificated Note, make appropriate entries in its records to reflect the fact that such Certificated Note was never issued, and accordingly notify in writing the Company.

             PART IV: PROCEDURES FOR REMARKETING OF REMARKETED NOTES


Conversions:                     As long as the Remarketed Notes are in the
                                 Short Term Rate Mode or the Long Term Rate
                                 Mode, the Company may change the Interest Rate
                                 Mode or Interest Rate Period at its option in the manner described in the Remarketed Notes.
                                 Any Conversion Notice or Floating Interest Rate
                                 Notice must be received by the Trustee and the Remarketing Agent from the Company in the manner and within the time period prescribed in the Remarketed Notes.

                                 With respect to proposed conversions into a Long Term Rate Period, notice of revocation or change by the Company must be received by the Trustee and the Remarketing Agent prior to 4:00 p.m., New York City time, on the third Business Day preceding the Interest Rate Adjustment Date. With respect to proposed conversions into a Short Term Rate Period, notice of revocation or change by the Company must be received by the Trustee and the Remarketing Agent prior to 9:30 a.m., New York City time, on the Interest Rate Adjustment Date.

Procedures: Remarketing          The Trustee will keep a record of the
                                 Remarketing Agent with respect to each
                                 Remarketed Note.

                                 Unless the context otherwise requires,
                                 references herein to "interest rate" include the Spread (if any) and Spread Multiplier (if any), in the case of Remarketed Notes being remarketed at a floating interest rate.

                                 In connection with any Remarketed Note that is being remarketed into a Short Term Rate Period on the next Interest Rate Adjustment Date for such Remarketed Note, by 12:00 p.m., New York City time, on such Interest Rate Adjustment Date, the applicable Remarketing Agent will determine the interest rate for such Remarketed Note to the nearest one thousandth (0.001) of one percent per annum for the next Interest Rate Period; provided that, in the event that the Remarketing Agent is unable to remarket such Note by 11:00 a.m., New York City time, it shall so notify the Company and, between 11:00 a.m., New York City time, and 12:00 p.m., New York City time, the Remarketing Agent shall use its reasonable efforts to determine the interest rate for any Remarketed Notes not successfully remarketed as of 11:00 a.m., New York City time.

                                 In connection with any Remarketed Note that is being remarketed into a Long Term Rate Period on the next Interest Rate Adjustment Date for such Remarketed Note, by 4:00 p.m., New York City time, on the third Business Day preceding such Interest Rate Adjustment Date, the Remarketing Agent will determine the interest rate for such Remarketed Note to the nearest one thousandth (0.001) of one percent per annum for the next Interest Rate Period, in the case of a fixed interest rate, and the Spread, if any, or Spread Multiplier, if any, in the case of a floating interest rate; provided that, if for any reason the Remarketing Agent is unable to determine such interest rate at such time, the next Interest Rate Period for such Remarketed Note shall be a Weekly Rate Period or such other Short Term Rate Period as the Company may determine by 9:30 a.m., New York City time, on such Interest Rate Adjustment Date.

                                 By 12:30 p.m., New York City time, on the
                                 Interest Rate Adjustment Date for any
                                 Remarketed Note, the applicable Remarketing
                                 Agent will notify the Company and the Trustee in writing (which may include facsimile or appropriate electronic media), of (i) the interest rate or, in the case of a floating interest rate, as applicable, the initial interest rate and the initial Interest Reset Date, the Spread and Spread Multiplier, and in each case the Interest Rate Adjustment Date applicable to such Remarketed Note and all other Remarketed Notes for which such Remarketing Agent is responsible for remarketing for the next Interest Rate Period,
                                 (ii) the Interest Payment Dates (in the case of Notes in the Long Term Rate Mode), (iii) the aggregate principal amount of all tendered Notes for which such Remarketing Agent is responsible on such date, (iv) the aggregate principal amount of tendered Notes that such Remarketing Agent was able to remarket, at a price equal to 100% of the principal amount thereof and (v) such other information as is contemplated by Section 4(e) of the Remarketing Agreement and also such information as the Trustee may require for settlement purposes.

                                 With respect to a remarketing into a Long Term Rate Period, if by 4:00 p.m., New York City time, on the third Business Day preceding the Interest Rate Adjustment Date the Remarketing Agent is unable to determine the interest rate for any Remarketed Note subject to such remarketing at such time, the next Interest Rate Period for such Remarketed Note shall be a Weekly Rate Period or such other Short Term Rate

                                 Period as the Company may determine by 9:30 a.m., New York City time, on the Interest Rate Adjustment Date.

                                 By telephone or in writing (including facsimile or appropriate electronic media) not later than approximately 1:00 p.m., New York City time, on such Interest Rate Adjustment Date, the applicable Remarketing Agent will advise each purchaser of Remarketed Notes remarketed on such date (or the DTC Participant of each such purchaser who it is expected in turn will advise such purchaser) of the principal amount of Remarketed Notes that such purchaser is to purchase.

                                 The applicable Remarketing Agent shall supply to any Beneficial Owner upon request information regarding the interest rate, and, in the case of a floating interest rate, Base Rate, Spread, if any, and Spread Multiplier, if any, Interest Rate Period and next Interest Rate Adjustment Date and other terms applicable to such Beneficial Owner's Remarketed Notes.

Settlement Procedures for        Remarketing Settlement Procedures for each
Remarketings:                    Remarketed Note will be as follows:


                                 A.  All tendered Remarketed Notes will be
                                     automatically delivered to the account of the Trustee by book entry through DTC pending payment of the purchase price or redemption price therefor, on the Interest Rate Adjustment Date relating thereto.

                                 B. By 12:30 p.m., New York City time, on the Interest Rate Adjustment Date for the Remarketed Note, the applicable Remarketing Agent will notify the Company and the Trustee in writing (which may include facsimile or appropriate electronic media), of (i) the interest rate or, in the case of a floating interest rate, as applicable, the initial interest rate and the initial Interest Reset Date, the Spread and Spread Multiplier, and in each case the Interest Rate Adjustment Date applicable to such Remarketed Note and all other Remarketed Notes for which such Remarketing Agent is responsible for remarketing for the next Interest Rate Period, (ii) the Interest Payment Dates (in the case of Notes in the Long Term Rate Mode), (iii) the aggregate principal amount of all tendered Notes for which such Remarketing Agent is responsible on the date, (iv) the aggregate principal amount of tendered Remarketed Notes that such

                                     Remarketing Agent was able to remarket, at a price equal to 100% of the principal amount thereof and (v) such other information as is contemplated by Section 4(e) of the Remarketing Agreement and also such information as the Trustee may require for settlement purposes.

                                 C. Immediately after receiving notice from the Remarketing Agent as provided in B above, and not later than 1:30 p.m., New York City time, the Trustee will assign a CUSIP number to the Remarketed Note (which CUSIP number assigned to each Remarketed Note shall consist of the base issuer number and three additional positions to form a CUSIP number unique to that remarketing) after being notified by the Remarketing Agent as provided in Remarketing Settlement Procedure B above and notify the Remarketing Agent in writing.

                                 D.  Immediately after assigning the CUSIP
                                     number as provided in C above and not later than 1:30 p.m., New York City time, the Trustee will communicate to DTC and the Remarketing Agent through DTC's Participant Terminal System same-day settlement issuance instructions specifying the following settlement information:

                                     1.  The information set forth in the
                                         Remarketing Settlement Procedure B(i)
                                         and the principal amount of the
                                         Remarketed Note.

                                     2.  Identification numbers of the
                                         participant accounts maintained by DTC
                                         on behalf of the Remarketing Agent and
                                         the Trustee.

                                     3.  Next Interest Payment Date for such
                                         Remarketed Note, number of days by
                                         which such date succeeds the related
                                         record date for DTC purposes and, if
                                         then calculable, the amount of interest
                                         payable on such Interest Payment Date.

                                     4.  CUSIP number of the Remarketed Note.

                                     5.  Such other information as DTC may
                                         require in accordance with its
                                         procedures as in effect from time to
                                         time in order to enter SDFS deliver
                                         orders through DTC's Participant
                                         Terminal System (i)
                                         debiting such Note to the Trustee's
                                         participant account and crediting such
                                         Remarketed Note to the participant
                                         account of the Remarketing Agent (for
                                         crediting to the account of the
                                         purchaser) maintained by DTC, (ii)
                                         debiting the settlement account of the
                                         Remarketing Agent's participant and
                                         crediting the settlement account of the
                                         Trustee and (iii) debiting the
                                         settlement account of the Trustee and
                                         crediting the settlement account of the
                                         Beneficial Owner maintained by DTC, in
                                         an amount equal to 100% of the
                                         principal amount of such Remarketed
                                         Note.

                                 E.  The Trustee will make the appropriate
                                     computer entries of the Remarketed Note to reflect the results of the remarketing of such Remarketed Note. The Trustee will preserve for record-keeping purposes copies of the information provided by the Remarketing Agent as described above or by the Company in any Conversion Notice or Floating Interest Rate Notice and make such copies available to the Company and the Remarketing Agent upon request.

                                 F.  Each purchaser of Remarketed Notes in a
                                     remarketing must give instructions to its DTC Participant to pay the purchase price therefor in same day funds to the applicable Remarketing Agent (or to the Trustee) against delivery of the principal amount of such Remarketed Notes by book entry through DTC by 3:00 p.m., New York City time, on the Interest Adjustment Date. The Remarketing Agent will make or use its reasonable efforts to cause to be made payment of such amount to the Trustee by book-entry through DTC to facilitate settlement as described in G below.

                                 G. The Trustee will make payment by book-entry settlement with DTC to enable DTC to make payment to the DTC Participant of each tendering Beneficial Owner of Remarketed Notes subject to a remarketing, by book entry through DTC by the close of business on the Interest Rate Adjustment Date against delivery through DTC of such Beneficial Owner's tendered Remarketed Notes, of: (i) the purchase price for such tendered Notes that have been sold in the remarketing, and (ii) if any such Notes were subject to purchase as described under "Failed Remarketings" below, the purchase price of such Remarketed Notes plus accrued interest, if any, to such date.

                                 Interest payable on any Remarketed Note on any Interest Rate Adjustment Date will be paid in accordance with the procedures set forth in
                                 Part V below.

                                 The Remarketing Agents may, in accordance with the Remarketed Notes, modify the settlement and remarketing procedures set forth above in order to facilitate the settlement and remarketing process.

                                 Not later than the Business Day following the Interest Rate Adjustment Date, the Trustee shall confirm to DTC the interest rate for the following Interest Rate Period.

Failed Remarketings:             By 12:15 p.m., New York City time, on any
                                 Interest Rate Adjustment Date, the applicable
                                 Remarketing Agent shall notify the Company and the Trustee in writing (which includes facsimile or appropriate electronic media), of the principal amount of Remarketed Notes that such Remarketing Agent was unable to remarket at a price equal to 100% of the principal amount thereof plus accrued interest, if any, on such date. Such notice will constitute a demand on the Company to purchase such unremarketed Remarketed Notes at an aggregate purchase price equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any.

                                 The Company will deposit same-day funds with the Trustee by 3:00 p.m., New York City time, on such Interest Rate Adjustment Date, in an amount equal to the principal amount of such unremarketed Remarketed Notes plus accrued and unpaid interest, if any.

                     PART V: PRINCIPAL AND INTEREST PAYMENTS


Principal:                       Principal of each Note will be repayable by the
                                 Company only at the Stated Maturity thereof or upon earlier repayment at the option of the holders thereof (if applicable), upon earlier redemption at the option of the Company or upon Special Mandatory Purchase, in each case in accordance with the terms of the Notes.

Interest:                        Each Note will bear interest in accordance with
                                 its terms. Unless otherwise provided in the applicable Pricing Supplement, interest on each Note will accrue from and including the Original Issue Date of such Note for the first interest period or from the most recent
                                 Interest Payment Date (as defined below) to which interest has been paid or duly provided for all subsequent interest periods to, but excluding, the applicable Interest Payment
                                 Date, the Stated Maturity Date or, in the case of Remarketed Notes, the Interest Rate
                                 Adjustment Date, or the date of earlier
                                 redemption or repayment, as the case may be (the Stated Maturity Date or date of earlier redemption or repayment is referred to herein as the "Maturity Date" with respect to the principal repayable on such date).

                                 Each Remarketed Note initially will earn interest at the Initial Interest Rate for the Initial Interest Rate Period specified in the applicable Pricing Supplement. Thereafter, while a Remarketed Note is in the Short Term Rate Mode, it will earn interest during each Short Term Rate Period at fixed rates established by the applicable Remarketing Agent on the first day of such Short Term Rate Period. While a Remarketed Note is in the Long Term Rate Mode, it will earn interest during each Long Term Rate Period at fixed rates established prior to the commencement of such Long Term Rate Period and/or rates established on the first day of such Long Term Rate Period and reset at intervals established by the applicable Remarketing Agent with the consent of the Company prior to the commencement of such Long Term Rate Period by reference to an Interest Rate Basis established by the Company prior to the commencement of such Long Term Rate Period as adjusted by a Spread, if any, and a Spread Multiplier, if any, established prior to the commencement of such Long Term Rate Period by the Remarketing Agent.

                                 Except as provided below, if an Interest
                                 Payment Date or the Maturity Date with respect to any Note falls on a day that is not a Business Day, the required payment to be made on such day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on such day, and no interest shall accrue on such payment for the period from and after such day to the next succeeding Business Day. In the case of a Note bearing interest at a floating rate for which LIBOR is an applicable Interest Rate Basis, if such Business Day falls in the next succeeding calendar month, such Interest Payment Date will be the immediately preceding Business Day. If the Maturity Date with respect to any Note bearing interest at a floating rate falls on a day that is not a Business Day, the required payment to be made on such day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on such day, and no interest shall accrue on such payment for the period from and after the Maturity Date to the next succeeding Business Day. In case of Remarketed Notes, each Interest Rate Adjustment Date shall be a Business Day. "Business Day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law, regulation or executive order to close in the City of New York, New York or Dallas, Texas; provided, however, that, with respect to Notes as to which LIBOR is an applicable Interest Rate Basis, such day is also a London Business Day. "London Business Day" means a day on which dealings in the Designated LIBOR Currency are transacted in the London interbank market.

Calculation of Interest:         Unless otherwise set forth in the applicable
                                 Note, Interest (including payments for partial periods) on Fixed Rate Notes, and Remarketed
                                 Notes bearing interest at a fixed rate during a Long Term Rate Period will be calculated and paid on the basis of a 360-day year of twelve
                                 30-day months. Interest (including payments for partial periods) on Remarketed Notes bearing interest at a fixed rate during a Short Term
                                 Rate Period will be calculated and paid on the basis of actual days elapsed over 360 (or over the actual number of days in the year if an applicable Interest Rate Basis is the CMT Rate or Treasury Rate).

                                 Floating interest rates will be calculated by reference to the specified Interest Rate Basis plus or minus the applicable

                                 Spread, if any, and/or multiplied by the applicable Spread Multiplier, if any.

                                 Unless otherwise provided in the applicable
                                 Pricing Supplement, interest on each Floating Rate Note will be calculated by multiplying its principal amount by an accrued interest factor. Such accrued interest factor is computed by adding the interest factor calculated for each day in the period for which accrued interest is being calculated. Unless otherwise provided in the applicable Pricing Supplement, the interest factor for each such day is computed by dividing the interest rate applicable to such day by 360 if the CD Rate, Commercial Paper Rate, Eleventh District Cost of Funds Rate, Federal Funds Rate, LIBOR or Prime Rate is an applicable Interest Rate Basis, or by the actual number of days in the year if the CMT Rate or Treasury Rate is an applicable Interest Rate Basis. As provided in the applicable Pricing Supplement, the interest factor for Notes for which the interest rate is calculated with reference to two or more Interest Rate Bases will be calculated in each period in the same manner as if only the lowest, highest or average of the applicable Interest Rate Bases applied.

Interest Rate Basis Applicable   Unless otherwise provided in the applicable
to Floating Interest Rates:      Pricing Supplement, Floating Interest Rates
                                 will be determined by reference to the CD Rate, the CMT Rate, the Commercial Paper Rate, the
                                 Eleventh District Cost of Funds Rate, the
                                 Federal Funds Rate, LIBOR, the Prime Rate, the
                                 Treasury Rate, or such other interest rate basis or formula as may be set forth in the applicable Pricing Supplement or, in the case of Remarketed Notes, Floating Interest Rate
                                 Notice or by reference to two or more such rates, as adjusted by the applicable Spread and/or Spread Multiplier, if any.

                                 Unless otherwise specified in the applicable
                                 Pricing Supplement, with the consent of the applicable Remarketing Agent, a floating interest rate will apply to any Long Term Rate Period for a Remarketed Note specified by the Company upon receipt by the Trustee and the Remarketing Agent of a notice in or confirmed in writing (a "Floating Interest Rate Notice") from the Company not less than eleven (11) Business Days prior to the Interest Rate Adjustment Date for such Long Term Rate Period. Each Floating Interest Rate Notice must state each Remarketed Note to which it relates and the Long Term Rate Period to which it relates, and must also state that the Beneficial Owners of each such Remarketed Note will be deemed to have tendered each such Remarketed Note as of the Conversion Date and will not be entitled to further accrual of interest on each such Remarketed Note after such date.

                                 Each Floating Interest Rate Notice must also state whether the floating interest rate is a "Regular Floating Rate," a "Floating Rate/Fixed Rate" or an "Inverse Floating Rate," the Fixed Rate Commencement Date, if applicable, the Fixed Interest Rate, if applicable, the Interest Rate Basis, the Initial Interest Rate, if any, the Initial Interest Reset Date, the Interest Reset Period and Dates, the Interest Payment Period and Dates, the Index Maturity and the Maximum Interest Rate and/or the Minimum Interest Rate, if any. If one or more of the applicable Interest Rate Basis is LIBOR or the CMT Rate, the Floating Interest Rate Notice will also specify the Index Currency and Designated LIBOR Page or the Designated CMT Maturity Index and Designated CMT Telerate Page, respectively.

Redemption:                      The Notes will be subject to redemption by the
                                 Company in accordance with the terms of the Notes. Terms of redemption, if any, during the Initial Interest Rate Period for any Remarketed
                                 Note will be fixed at the time of sale of such Remarketed Note and set forth in the applicable
                                 Pricing Supplement.

Repayment:                       The Notes will be subject to repayment by the
                                 Company at the option of the holders thereof in accordance with the terms of the Notes. In the case of Remarketed Notes, terms of repayment, if any, during the Initial Interest Rate Period for any Note will be fixed at the time of sale of such Remarketed Note and set forth in the applicable Pricing Supplement.

Record Dates:                    Unless otherwise provided in the applicable
                                 Pricing Supplement, the "Regular Record Date" for a Fixed Rate Note or Floating Rate Note shall be the date 15 calendar days (whether or not a Business Day) preceding the applicable
                                 Interest Payment Date.

                                 In the case of Remarketed Notes, for the Initial Interest Rate Period, the Record Dates will be specified in the applicable Pricing Supplement or, if not so specified, the Business Day next preceding the related Interest Payment Date. Thereafter, unless otherwise specified in the applicable Pricing Supplement, the Record Date for each Interest Payment Date will be (y) in the case of each Short Term Rate Period, the

                                 Business Day next preceding such Interest
                                 Payment Date, and (z) in the case of each Long Term Rate Period, the 15th day (whether or not a Business Day) prior to such Interest Payment Date.

Interest Payment Dates:          Interest payments will be made on each Interest
                                 Payment Date commencing with the first Interest
                                 Payment Date following the Original Issue Date.

                                 Unless otherwise provided in the applicable
                                 Pricing Supplement, interest payments on Fixed Rate Notes will be made semiannually in arrears on March 1 and September 1 of each year and on the Maturity Date, while interest payments on Floating Rate Notes will be made as specified in the applicable Pricing Supplement.

                                 Interest on each Remarketed Note during the Initial Interest Rate Period will be payable on the Interest Payment Date or Dates specified in the applicable Pricing Supplement. Thereafter, unless otherwise specified in the applicable Pricing Supplement, the Interest Payment Dates for such Remarketed Note will be determined as follows: (i) interest with respect to each Short Term Rate Period will be payable on the Business Day next following such Short Term Rate Period; and (ii) interest with respect to each Long Term Rate Period will be payable no less than semiannually on such dates as are established by the Company and the Remarketing Agent prior to the commencement of each Long Term Rate Period in the case of a fixed interest rate, and as specified in the applicable Floating Interest Rate Notice in the case of a floating interest rate.

Payments of Principal,           Payments of Interest Only. Promptly after each
Premium, if any, and Interest    Regular Record Date, the Trustee will deliver
on Book-Entry Notes (other       to the Company a written notice specifying by
than Special Mandatory           CUSIP number the amount of interest to be paid
Purchase of a Remarketed         on each Book-Entry Note on the following
Note):                           Interest Payment Date (other than an Interest
                                 Payment Date coinciding with the Maturity Date) and the total of such amounts. The Trustee and DTC will confirm the amount payable on each Book-Entry Note on such Interest Payment Date in accordance with DTC's procedures as in effect from time to time. On or before such Interest Payment Date, the Company will pay to the Trustee in immediately available funds an amount sufficient to pay the interest then due and owing on the Book-Entry Notes, and upon receipt of such funds from the Company, the Trustee in turn will pay to DTC such total amount of interest due on such Book-Entry Notes (other than on the Maturity
                                 Date) at the times and in the manner set forth below under "Manner of Payment".

                                 Payments at Maturity. Not less than 15 days nor more than 60 days prior to the Maturity Date of any Book-Entry Note (subject to the Trustee having received prior notice of redemption, if applicable), the Trustee will deliver to the Company a written list of principal, premium, if any, and interest to be paid on each such Book-Entry Note. The Trustee and the Company will confirm the amounts of such principal, premium, if any, and interest payments with respect to each such Book-Entry Note on or about the fifth Business Day preceding the Maturity Date of such Book-Entry Note. The Trustee and DTC will confirm such amounts in accordance with DTC's procedures as in effect from time to time. On or before the Maturity Date, the Company will pay to the Trustee in immediately available funds an amount sufficient to make the required payments, and upon receipt of such funds the Trustee in turn will pay to DTC the principal amount of Book-Entry Notes, together with premium, if any, and interest due on the Maturity Date, at the times and in the manner set forth below under "Manner of Payment". Promptly after payment to DTC of the principal, premium, if any, and interest due on the Maturity Date of such Book-Entry Note, the Trustee will cancel such Book-Entry Note and deliver to the Company an appropriate debit advice. On the first Business Day of each month, the Trustee will deliver to the Company a written statement indicating the total principal amount of outstanding Book-Entry Notes as of the close of business on the immediately preceding Business Day.

                                 Manner of Payment. The total amount of any principal, premium, if any, and interest due on Book-Entry Notes on any Interest Payment Date or the Maturity Date, as the case may be, shall be paid by the Company to the Trustee in funds available for use by the Trustee no later than 10:00 a.m., New York City time, on such date. The Company will make such payment on such Book-Entry Notes to an account specified by the Trustee. Thereafter on such date, DTC will debit the account of the Trustee and pay, in accordance with its SDFS operating procedures then in effect, such amounts in funds available for immediate use to the respective DTC participants in whose names the beneficial interests in such Book-Entry Notes are recorded in the book-entry system maintained by DTC. Neither the Company nor the Trustee shall have any responsibility or liability for the payment by DTC of the principal of, or premium, if any, or interest on, the Book-Entry Notes.

                                 Withholding Taxes. The amount of any taxes required under applicable law to be withheld from any interest payment on a Book-Entry Note will be determined and withheld by the DTC participant, indirect participant in DTC or other Person responsible for forwarding payments and materials directly to the beneficial owner of such Book-Entry Note.

Payments of Principal,           Upon presentment and delivery of the
Premium, if any, and Interest    Certificated Note, the Trustee upon receipt of
on Certificated Notes:           immediately available funds from the Company
                                 will pay the principal of, premium, if any, and interest on, each Certificated Note on the Maturity Date in immediately available funds.
                                 All interest payments on a Certificated Note, other than interest due on the Maturity Date, will be made by check mailed to the address of the person entitled thereto as such address shall appear in the Security Register;
                                 provided, however, that Holders of $10,000,000 or more in aggregate principal amount of Certificated Notes (whether having identical or different terms and provisions) shall be entitled to receive such interest payments by wire transfer of immediately available funds if appropriate wire transfer instructions have been received in writing by the Trustee not less than 15 calendar days prior to the applicable Interest Payment Date.

                                 The Trustee will provide monthly to the Company a list of the principal, premium, if any, and interest to be paid on Certificated Notes maturing in the next succeeding month. The Trustee will be responsible for withholding taxes on interest paid as required by applicable law.

                                 Certificated Notes presented to the Trustee on the Maturity Date for payment will be canceled by the Trustee. All canceled Certificated Notes held by the Trustee shall be destroyed, and the Trustee shall furnish to the Company a certificate with respect to such destruction.

Payments of Principal and        Upon notice to the Company by a Remarketing
Interest (Special Mandatory      Agent of a failed remarketing of a Remarketed
Purchase of a Remarketed         Note on any Interest Rate Adjustment Date, as
Note):                           described in Part II above, the Company will
                                 pay in immediately available funds by deposit to the account of the Trustee an amount sufficient to pay 100% of the principal amount of such Note subject to Special

                                 Mandatory Purchase, plus accrued and unpaid interest, if any, and upon receipt of such funds the Trustee in turn will pay to DTC, the principal amount of such Remarketed Note, together with interest, if any, due at such Interest Rate Adjustment Date, at the times and in the manner set forth below under "Manner of Payment". Promptly after payment to DTC of the principal and interest, if any, due on such Interest Rate Adjustment Date, the Company may cause the Trustee to cancel the Remarketed Note in accordance with the Indentures, subject to
                                 Section 309 thereof.

                                 Manner of Payment. The total amount of any principal and interest, if any, due on Remarketed Notes subject to Special Mandatory Purchase on any Interest Rate Adjustment Date shall be paid by the Company to the Trustee in funds available for use by the Trustee no later than 3:00 p.m., New York City time, on such date. The Company will make such payment on such Note to the account specified by the Trustee. Thereafter on such date, DTC will debit the account of the Trustee and pay, in accordance with its SDFS operating procedures then in effect, such amounts in funds available for immediate use to the respective DTC participants in whose names such Remarketed
                                 Note is recorded in the book-entry system maintained by DTC. Neither the Company, the Trustee nor the Remarketing Agent shall have any responsibility or liability for the payment by DTC of the principal of, or interest, if any, on, the Remarketed Note to such DTC participants.

                                   SCHEDULE I

                       SUBSIDIARIES OF CENTEX CORPORATION
                THAT ARE NOT DIRECTLY OR INDIRECTLY WHOLLY-OWNED


                                                                                           [CONFIRM]
                                                                          Percent of Outstanding Equity Interests Owned
Subsidiary                                                                 Directly or Indirectly by Centex Corporation
----------                                                                 --------------------------------------------
Advanced Protection Systems, Inc.                                                           84.75%
Cavco Industries, LLC                                                                       80.50%
CC Rowlett MOB, LLC                                                                         50.00%
Centex-Aim Construction, L.L.C.                                                             80.00%
Centex Concord Property Management, L.L.C.                                                  50.00%
Centex Construction Products, Inc.                                                         [62.60%]
Centex Development 1, LLC                                                                   98.00%
Centex Development Holding Company UK Limited                                               93.50%
       Fairclough Homes Group Limited                                                       93.50%
              Fairclough Homes Limited                                                      93.50%
                     Fairpine Limited                                                       50.00%
                     Viewton Properties Limited                                             50.00%
Centex Homes International B.V.                                                             93.50%
Centex Latin America, Inc.                                                                  95.00%
       900 Development Corporation                                                          95.00%
             Inverloma, S. de R.L. de C.V.                                                  30.00%
Centex Rodgers No. 1, LLC                                                                   99.00%
Centex-Rooney/HLM Correctional Design/Builders, L.C.                                        70.00%
Centex-Rooney National Development, J.V.                                                    75.00%
Centex-Rooney/RS&H Design Builders, L.C.                                                    90.00%
Centex-Rooney Schenkel Shultz Design/Builders, L.C.                                         50.00%
Centex Seismic Services, Inc.                                                               95.00%
Centex Urban LLC                                                                            95.00%
Charles Church Homes Limited                                                                50.00%
Copper Canyon Development Company LLC                                                       45.70%
CSL Agnews Development, LLC                                                                 33.33%
GV Northfield I LLC                                                                         50.00%
M&W General Construction Company                                                            49.00%
Nomas Corp.                                                                                 49.90%
      Nomas Development Company, LLC                                                        49.90%
      ST Lending, Inc.                                                                      49.90%
Parcel E, LLC                                                                               75.00%
PDG/Prescott Development Group, L.L.C.                                                      50.00%
Rural Southwest Housing Company, L.L.C.                                                     50.00%
Seabreeze, LLC                                                                              66.70%
Sun Built Development, LLC                                                                  49.00%
The Student Communities Group, L.C.                                                         50.00%
Wayne Homes, LLC                                                                            97.00%
      Arlington Mortgage, Inc.                                                              97.00%
Westfest, LLC                                                                               50.00%

Windemere BLC Land Company                                                                  33.33%

Wholly-owned subsidiaries of Centex Construction Production, Inc.:

         CCP Cement Company
             Mountain Cement Company
             Nevada Cement Company
             Texas Cement Company
             Western Cement Company of California

         CCP Concrete/Aggregates Company
             BP Sand & Gravel, Inc.
             Centex Materials, Inc.
             Mathews Readymix, Inc.
             Western Aggregates, Inc.

         CCP Gypsum Company
             American Gypsum Company
                 CEGC Holding Company
                 Centex Eagle Gypsum Company
                        Centex Eagle Gypsum Company, L.L.C.
                 M&W Drywall Supply Company

             Galtco, Inc.

         CCP Land Company
             Centex Cement Corporation



                                       2